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                                                                     EXHIBIT 28

















                     CABOT RETIREMENT INCENTIVE SAVINGS PLAN























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                                TABLE OF CONTENTS
                                -----------------

Article                                                                   Page
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PREAMBLE...................................................................  1

ARTICLE 1.  DEFINITIONS....................................................  2
      1.1  "Absence from Service"..........................................  2
      1.2  "Account".......................................................  2
      1.3  "Affiliated Employer"...........................................  2
      1.4  "After-Tax Contributions".......................................  2
      1.5  "After-Tax Contributions Account"...............................  2
      1.6  "Annuity Starting Date".........................................  2
      1.7  "Asset Sale"....................................................  2
      1.8  "Basic Matching Contributions"..................................  3
      1.9  "Before-Tax Contributions"......................................  3
      1.10  "Before-Tax Contributions Account".............................  3
      1.11  "Beneficiary"..................................................  3
      1.12  "Benefits Committee"...........................................  3
      1.13  "Board of Directors"...........................................  3
      1.14  "Change in Control"............................................  3
      1.15  "Code".........................................................  5
      1.16  "Committee"....................................................  5
      1.17  "Company"......................................................  5
      1.18  "Company Contributions"........................................  5
      1.19  "Company Contributions Account"................................  5
      1.20  "Company Stock"................................................  5
      1.21  "Compensation".................................................  5
      1.22  "Determination Year"...........................................  6
      1.23  "Discretionary Matching Contributions".........................  7
      1.24  "Early Retirement Age".........................................  7
      1.25  "Effective Date"...............................................  7
      1.26  "Eligible Employee"............................................  7
      1.27  "Employee".....................................................  7
      1.28  "Employment Commencement Date".................................  7
      1.29  "ERISA"........................................................  7
      1.30  "Fiduciaries"..................................................  8
      1.31  "Fund".........................................................  8
      1.32  "Highly Compensated Employee"..................................  8
      1.33  "Hour of Service"..............................................  9
      1.34  "Income".......................................................  9
      1.35  "Investment Committee"......................................... 10
      1.36  "Leave of Absence"............................................. 10
      1.37  "Limitation Year".............................................. 10
      1.38  "Look-back Year"............................................... 10
      1.39  "Matching Contributions"....................................... 10
      1.40  "Matching Contributions Account"............................... 10
      1.41  "Normal Retirement Age"........................................ 10


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      1.42  "Participant".................................................. 10
      1.43  "Participating Employer"....................................... 10
      1.44  "Period of Service"............................................ 10
      1.45  "Period of Severance".......................................... 11
      1.46  "Plan"......................................................... 11
      1.47  "Plan Year".................................................... 11
      1.48  "Qualified Nonelective Contributions".......................... 11
      1.49  "Qualified Nonelective Contributions Account".................. 11
      1.50  "Reemployment Commencement Date"............................... 11
      1.51  "Return on Stockholders' Equity"............................... 11
      1.52  "Rollover Contributions"....................................... 11
      1.53  "Rollover Contributions Account"............................... 11
      1.54  "Secondary Beneficiary"........................................ 12
      1.55  "Severance from Service Date".................................. 12
      1.56  "Stockholders' Equity"......................................... 12
      1.57  "Substantial Period of Severance".............................. 12
      1.58  "Total and Permanent Disability"............................... 13
      1.59  "Trust"........................................................ 13
      1.60  "Trust Fund"................................................... 13
      1.61  "Trustee"...................................................... 13
      1.62  "Valuation Date"............................................... 13
      1.63  "Year of Service".............................................. 13

ARTICLE 2.  PARTICIPATION.................................................. 14
      2.1  Date of Participation........................................... 14
      2.2  Duration of Participation....................................... 14
      2.3  Participation upon Reemployment................................. 14

ARTICLE 3.  CONTRIBUTIONS.................................................. 15
      3.1  Before-Tax Contributions........................................ 15
      3.2  After-Tax Contributions......................................... 15
      3.3  Form and Manner of Elections.................................... 15
      3.4  Matching Contributions.......................................... 15
      3.5  Company Contributions........................................... 16
      3.6  Qualified Nonelective Contributions............................. 17
      3.7  Rollover Contributions.......................................... 17
      3.8  Time for Making Contributions................................... 17
      3.9  Certain Limits Apply............................................ 18
      3.10  Return of Contributions........................................ 18

ARTICLE 4.  ACCOUNTS....................................................... 20
      4.1  Accounts........................................................ 20
      4.2  Adjustment of Accounts.......................................... 20
      4.3  Unit and Dollar Values of Funds................................. 20

ARTICLE 5.  VESTING........................................................ 22
      5.1  Immediate Vesting of Certain Accounts and Amounts............... 22
      5.2  Deferred Vesting of Other Accounts.............................. 22
      5.3  Special Vesting Rules........................................... 23
      5.4  Changes in Vesting Schedule..................................... 23


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      5.5  Forfeitures..................................................... 23
      5.6  Repayment of Prior Distributions................................ 24

ARTICLE 6.  INVESTMENTS.................................................... 25
      6.1  Funds........................................................... 25
      6.2  Investment of Matching Contributions and Company
            Contributions.................................................. 25
      6.3  Investment of After-Tax, Before-Tax, Qualified
            Nonelective and Rollover Contributions......................... 25
      6.4  Change in Investment Direction.................................. 26
      6.5  Separate Fund for Cabot Oil & Gas Corporation
            Common Stock................................................... 26
      6.6  Disposition of Executive Life Contract.......................... 27

ARTICLE 7.  IN-SERVICE WITHDRAWALS......................................... 29
      7.1  Withdrawals Other Than Hardship Withdrawals..................... 29
      7.2  Hardship Withdrawals............................................ 29
      7.3  Restrictions on Withdrawals..................................... 31

ARTICLE 8.  LOANS.......................................................... 33
      8.1  In General...................................................... 33
      8.2  Time and Amount of Loans........................................ 33
      8.3  Requirements.................................................... 33
      8.4  Repayment Other than in Normal Course........................... 34
      8.5  Source of Loans; Treatment of Loan Payments..................... 34
      8.6  Loans to be Nondiscriminatory................................... 35
      8.7  Rules and Procedures............................................ 35

ARTICLE 9.  BENEFITS UPON TERMINATION OF EMPLOYMENT, DEATH................. 36
      9.1  Termination of Employment....................................... 36
      9.2  Death........................................................... 36
      9.3  Forms of Distribution in the Event of Termination
            of Employment.................................................. 38
      9.4  Certain Corporate Dispositions.................................. 41
      9.5  Consent to Distributions before Normal Retirement
            Age............................................................ 42
      9.6  Latest Commencement of Benefits................................. 42
      9.7  Direct Rollovers................................................ 43

ARTICLE 10.  ADMINISTRATION................................................ 44
      10.1  Allocation of responsibility among Fiduciaries
             for Plan and Trust administration.  .......................... 44
      10.2  Appointment of Committees...................................... 44
      10.3  Expenses....................................................... 45
      10.4  Powers and Duties.............................................. 45
      10.5  Reliance on Experts; Indemnification........................... 46
      10.6  Binding Action................................................. 47
      10.7  Claims and Review Procedures................................... 47


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ARTICLE 11.  MANAGEMENT OF THE FUND........................................ 49
      11.1  Appointment of Trustee and Investment Managers................. 49
      11.2  Assets Held for Exclusive Benefit.............................. 49
      11.3  Voting Rights.................................................. 49
      11.4  Limitation on Trustee's Right to Sell Company
             Stock......................................................... 50

ARTICLE 12.  RIGHT TO ALTER AND TERMINATE.................................. 51
      12.1  Right to Amend; Partial Termination............................ 51
      12.2  Payment Upon Partial or Complete Termination................... 51
      12.3  Discontinuation of Contributions............................... 51
      12.4  Merger or Transfer of Assets................................... 51
      12.5  Special Rules Applicable To Certain Officers,
             Etc........................................................... 51

ARTICLE 13.  LIMITS ON CONTRIBUTIONS....................................... 53
      13.1  Code Section 404 Limits........................................ 53
      13.2  Code Section 415 Limits........................................ 53
      13.3  Code Section 402(g) Limits..................................... 56
      13.4  Code Section 401(k)(3) Limits.................................. 58
      13.5  Code Section 401(m) Limits..................................... 64
      13.6  Code Sections 401(a)(26)/410(b) Limits......................... 69

ARTICLE 14.  TOP-HEAVY PROVISIONS.......................................... 71
      14.1  When Applicable................................................ 71
      14.2  Definitions.................................................... 71
      14.3  Minimum Allocation............................................. 73
      14.4  Minimum Vesting Schedule....................................... 74
      14.5  Other Limits................................................... 75

ARTICLE 15.  MISCELLANEOUS................................................. 76
      15.1  Prohibition Against Alienation................................. 76
      15.2  Bankruptcy of Participant...................................... 76
      15.3  No Right to Employment......................................... 76
      15.4  Appointment of Custodian....................................... 76
      15.5  Determination of Payee......................................... 77
      15.6  Governing Law.................................................. 77




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                     CABOT RETIREMENT INCENTIVE SAVINGS PLAN
                          (October 1, 1994 Restatement)



                                    PREAMBLE



      In 1952, Cabot Corporation adopted a profit-sharing plan, known as the Profit-Sharing and Savings Plan (the "Plan), for the benefit of its salaried employees which has been amended from time to time. Effective October 1, 1994, the Plan shall be known as the Cabot Retirement Incentive Savings Plan. The Plan, last restated effective October 1, 1988 and as thereafter amended, is hereby amended and restated as follows, effective October 1, 1994, except as otherwise expressly provided herein. Notwithstanding the foregoing, if a provision of this amended and restated Plan reflects an amendment necessary to comply with a "Tax Reform requirement" (within the meaning of Internal Revenue Service Revenue Procedure 89-65) which is effective prior to the Effective Date, such provision shall be effective retroactively as of the effective date of such requirement.

      Except as otherwise specifically provided herein, the rights and benefits, if any, of an individual who was a Participant in the Plan and who ceased to be an Eligible Employee prior to October 1, 1994 will be determined in accordance with the provisions of the Plan as in effect on the date he or she ceased to be an Eligible Employee.

      The Plan and its related Trust are intended to qualify as a profit-sharing plan and trust under sections 401(a) and 501(a) of the Code, and the cash or deferred arrangement forming part of the Plan is intended to satisfy the requirements of section 401(k) of the Code. The provisions of the Plan and Trust shall be construed and applied accordingly. The purpose of the Plan is to provide benefits to Participants in a manner consistent and in compliance with such Code sections and Title I of ERISA. The Plan is also intended to constitute a plan described in section 404(c) of ERISA with respect to those assets of the Plan which are subject to the investment direction of Participants.




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                                    ARTICLE 1
                                   DEFINITIONS
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      The following words and phrases as used in the Plan shall have the following meanings:

     1.1 "ABSENCE FROM SERVICE" means an Employee's absence from the Affiliated Employers' service for any reason other than a quit, discharge, retirement or death. Such an absence may include a vacation, holiday, disability or Leave of Absence but only if such absence is not otherwise a quit, discharge, retirement or death.

     1.2 "ACCOUNT" means, for each Participant, his or her After-Tax Contributions Account, Before-Tax Contributions Account, Company Contributions Account, Matching Contributions Account, Qualified Nonelective Contributions Account and, if any, Rollover Contributions Account.

     1.3 "AFFILIATED EMPLOYER" means (a) the Company; (b) any corporation (other than the Company) that is a member of a controlled group of corporations (as defined in section 414(b) of the Code) with the Company; (c) any trade or business (other than the Company) that is under common control (as defined in section 414(c) of the Code) with the Company; (d) any trade or business (other than the Company) that is a member of an affiliated service group (as defined in section 414(m) of the Code) of which the Company is also a member; and (e) to the extent required by the regulations under section 414(o) of the Code, any other organization; provided that the term "Affiliated Employer" shall not include any corporation or unincorporated trade or business prior to the date on which such corporation, trade or business satisfies the affiliation or control tests of (b), (c) or (d) above. Solely for purposes of Section 13.2 of the Plan, the definitions in section 414(b) and section 414(c) of the Code shall be modified as provided in section 415(h) of the Code.

     1.4 "AFTER-TAX CONTRIBUTIONS" means contributions made by a Participant to the Trust in accordance with the provisions of Section 3.2.

     1.5 "AFTER-TAX CONTRIBUTIONS ACCOUNT" means the Account which is maintained with respect to a Participant's After-Tax Contributions, and earnings thereon.

     1.6 "ANNUITY STARTING DATE" means the first day of the first period for which an amount is paid as an annuity or in any other form.

     1.7 "ASSET SALE" means the sale by the Company of substantially all of the assets of or disposition by the Company


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of its interest in an Affiliated Employer, in either case only with respect to a
Participant employed by such Affiliated Employer.

     1.8 "BASIC MATCHING CONTRIBUTIONS" means the contributions made by the applicable Participating Employer to the Trust equal to seventy-five percent (75%) of the portion of the sum of each Participant's Before-Tax and After-Tax Contributions for each month which do not exceed the first seven and one-half percent (7.5%) of such Participant's Compensation in accordance with the provisions of Section 3.4(a).

     1.9 "BEFORE-TAX CONTRIBUTIONS" means contributions made on behalf of a Participant to the Trust in accordance with the provisions of Section 3.1.

     1.10 "BEFORE-TAX CONTRIBUTIONS ACCOUNT" means the Account which is maintained with respect to the Before-Tax Contributions made on behalf of a Participant, and earnings thereon.

     1.11 "BENEFICIARY" means any person or legal entity entitled to receive benefits under the Plan upon the death of a Participant for purposes of Section 9.2, provided, however, that a Beneficiary shall cease to be a Beneficiary upon the earliest of the Beneficiary's death, the complete distribution of all benefits from the Plan to which such Beneficiary is entitled, or the termination of the Plan. For purposes of the Plan, the term "Beneficiary" shall include, when the context so requires, the term "Secondary Beneficiary."

     1.12 "BENEFITS COMMITTEE" means the committee appointed by the Board of Directors in accordance with the provisions of Section 10.2.

     1.13 "BOARD OF DIRECTORS" means the Board of Directors of the Company and includes the Executive Committee of the Board of Directors when acting as permitted by the by-laws of the Company.

     1.14 "CHANGE IN CONTROL" means the occurrence of one of the following events:

            (a) any "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than (i) the Company, (ii) any subsidiary of the Company, (iii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of any subsidiary of the Company, or (iv) any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Section 13(d) under the Exchange Act), together with all affiliates


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      and associates (as such terms are used in Rule 12b-2 of the General Rules and Regulations under the Exchange Act) of such person, directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities; provided, however, that in determining such percentage of beneficial ownership, any shares beneficially owned by individuals, trusts and/or other entities who partially or wholly comprise such a "person" and who were, as of September 9, 1988, in the aggregate, the beneficial owners of 20% or more of the shares of the common stock then outstanding shall not be counted; or

            (b) the stockholders of the Company approve a merger or consolidation of the Company with any other company, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 65% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (with the exceptions given and the method of determining "beneficial ownership" used in clause (a) of this definition) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

            (c) during any period of two consecutive years (not including any period prior to September 9, 1988), individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (b) or
      (d) of this definition) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof; or

            (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.



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      1.15 "CODE" means the Internal Revenue Code of 1986, as amended and in effect on the date of reference.

      1.16 "COMMITTEE" means the Compensation Committee of the Board of Directors.

      1.17 "COMPANY" means Cabot Corporation and any successor to all or substantially all of its assets or businesses which assumes the obligations of the Company under the Plan.

      1.18 "COMPANY CONTRIBUTIONS" means contributions made by the Participating Employers on behalf of Participants to the Trust in accordance with the provisions of Section 3.5.

      1.19 "COMPANY CONTRIBUTIONS ACCOUNT" means the Account which is maintained with respect to Company Contributions made on behalf of a Participant (including an amount, if any, transferred from the Cabot Employee Stock Ownership Plan, effective June 1, 1987), and earnings thereon.

      1.20 "COMPANY STOCK" means the common stock of Cabot Corporation.

      1.21 "COMPENSATION" means

            (a) for purposes of determining the Code section 415 limits under
      Section 13.2 and the amount of any minimum allocation under Section 14.3, the Participant's wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Affiliated Employers to the extent that the amounts are includible in gross income, including but not limited to commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements, and expense allowances, but not including those items excludable from the definition of compensation under Treasury Regulation section 1.415-2(d);

            (b) for purposes of determining the status of an individual as a Highly Compensated Employee or a key employee under Article 14, the same as described in (a) above, but increased by any such amounts that would have been received by the individual from the Affiliated Employers but for an election under Code sections 125 or 401(k); and

            (c) for all other purposes under the Plan, all amounts received by a Participant from the Affiliated Employers attributable to services performed in the Plan Year or, for


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      Plan Years commencing on or after January 1, 1995, received during the
      Plan Year as (1) U.S. base pay, (2) overtime pay, (3) shift differential pay, (4) call-in pay, (5) bathing time pay, (6) stand-by pay, (7) sick pay (including pay on account of short-term disability), and (8) payments made under the short-term incentive program of the Company, and increased by any amounts that would have been received by the individual from the Affiliated Employers but for an election under Code sections 125 or 401(k) but excluding (i) any contributions under this Plan or any other employee benefit plan, fund, program or arrangement, whether now or hereafter established, (ii) pay in lieu of vacation, (iii) severance payments, (iv) fringe benefits, (v) stay-on incentive payments, (vi) pay in lieu of notice, (vii) any moving or other expense reimbursements, (viii) imputed compensation or property received by the individual, (ix) payments under any long-term disability program sponsored by an Affiliated Employer, (x) lump sum payments in lieu of merit increases, and (xi) any amounts received in connection with any stock option plan, performance share plan or similar plan, whether qualified or nonqualified, and whether such amounts are deferred or not deferred.

            (d) For all purposes under the Plan, effective October 1, 1989, Compensation for any individual will be limited to the applicable amount for such Plan Year under Code Section 401(a)(17) as adjusted by the Secretary of the Treasury at the same time and in the same manner as the limit under Code section 415(d), except that such limit in effect on January 1 of any calendar year shall be effective for Plan Years beginning in such calendar year. If the period for determining Compensation used in calculating a Participant's allocation for a determination period is shorter than 12 months, the annual Compensation limit shall be an amount equal to the otherwise applicable limit multiplied by a fraction, the numerator of which is the number of months in the period, and the denominator of which is 12. In determining the Compensation of a Participant for purposes of this limitation, the rules of Code section 414(q)(6) shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the Plan Year. If, as a result of the application of such rules the adjusted limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this Section prior to the application of this limitation.

      1.22 "DETERMINATION YEAR" means, for purposes of Section 1.32, the Plan Year.



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      1.23 "DISCRETIONARY MATCHING CONTRIBUTIONS" means the contributions made by the Participating Employers to the Trust from time to time in the discretion of the Committee with respect to Participants' Before-Tax and After-Tax Contributions in accordance with the provisions of Section 3.4(b).

      1.24 "EARLY RETIREMENT AGE" means the date on which the Participant attains age 55 and completes at least 10 Years of Service with the Affiliated Employers.

      1.25 "EFFECTIVE DATE" means October 1, 1994.

      1.26 "ELIGIBLE EMPLOYEE" means an Employee of a Participating Employer including any officer (but not including a person acting only as a director) other than (a) an Employee who is covered by a collective bargaining agreement, unless such agreement specifically provides for participation in the Plan, (b) an Employee who is a nonresident alien and who receives no U.S.-source income, and (c) an Employee who is a resident alien but who has not been localized in accordance with the localization policies of his or her Participating Employer. In no event shall a "leased employee" within the meaning of section 414(n) of the Code become an Eligible Employee until he or she actually becomes employed by a Participating Employer.

      1.27 "EMPLOYEE" means any person who is employed by the Affiliated Employers. The term "Employee" also includes any leased employee and any other individual required to be treated as an employee pursuant to sections 414(n) and 414(o) of the Code, but solely for purposes of determining his or her eligibility to participate under Section 1.26 and his or her service for vesting under Section 5.2 and in applying the limitations of Section 13.2, Section 13.6, and Article 14.

      1.28 "EMPLOYMENT COMMENCEMENT DATE" means, in the case of each Employee, the date on which he or she first performs an Hour of Service, or, in the case of an Employee who has a Substantial Period of Severance, the date on which he or she first performs an Hour of Service after such Substantial Period of Severance. Solely for purposes of determining service for vesting under Section 5.2, the Employment Commencement Date of an individual who immediately prior to becoming an Employee was performing services on a full-time basis exclusively for an Affiliated Employer under a leasing contract shall be the first day of the then most recent period during which such individual performed services on a full-time basis exclusively for such Affiliated Employer under such contract.

      1.29 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and in effect on the date of reference.


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      1.30 "FIDUCIARIES" means the Benefits Committee, the Investment Committee, the Trustee and any other party designated as a Fiduciary on Appendix B attached hereto in accordance with the powers described in Article 10, but only with respect to the specific responsibilities of each in connection with the Plan and Trust.

      1.31 "FUND" means, as the context may require, one or more of the investment options maintained under the Plan in accordance with the provisions of Article 6. The term "Fund" also includes, as the context may require, the COGC Stock Fund described in Section 6.5 and the sub-fund described in Section 6.6, subject to the special provisions of those Sections.

      1.32 "HIGHLY COMPENSATED EMPLOYEE" means an Employee of an Affiliated Employer who is a "highly compensated employee" within the meaning of Code section 414(q). The term Highly Compensated Employee includes highly compensated active Employees and highly compensated former Employees.

            (a) A highly compensated active Employee includes any Employee who performs service for an Affiliated Employer during the Determination Year and who, during the Look-back Year: (i) received Compensation from the Affiliated Employers in excess of $75,000 (as adjusted pursuant to Code section 415(d)); (ii) received Compensation from the Affiliated Employers in excess of $50,000 (as adjusted pursuant to Code section 415(d)) and was a member of the top-paid group for such year; or (iii) was an officer of the Affiliated Employers and received Compensation during such year that is greater than 50% of the dollar limitation in effect under Code section 415(b)(1)(A).

            (b) The term Highly Compensated Employee also includes: (i) Employees who are both described in paragraph (a) if the term Determination Year is substituted for the term Look-back Year and the Employee is one of the 100 Employees who received the most Compensation from the Affiliated Employers during the Determination Year; and (ii) Employees who are 5% owners of the Company at any time during the Look-back Year or Determination Year. If no officer has satisfied the compensation requirement of (a)(iii) above during either a Determination Year or Look-back Year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

            (c) A highly compensated former Employee includes any Employee who separated from the service (or was deemed to have separated) of the Affiliated Employers prior to the Determination Year, performs no service for the Affiliated Employers during the Determination Year, and was a highly compensated active Employee for either the separation year


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

      or any Determination Year ending on or after the Employee's 55th birthday.

            (d) If an Employee is, during a Determination Year or Look-back Year, a family member of either a 5% owner of an Affiliated Employer who is an active or former Employee or a Highly Compensated Employee who is one of the 10 most Highly Compensated Employees ranked on the basis of Compensation paid by the Affiliated Employers during such year, then such family member and 5% owner or top 10 Highly Compensated Employee shall be aggregated. In such case, such family member and 5% owner or top 10 Highly Compensated Employees shall be treated as a single Employee receiving compensation and Plan contributions equal to the sum of such compensation and contributions of such family member and 5% owner or top 10 Highly Compensated Employees. For purposes of this section, family member includes the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants.

            (e) The top paid group shall consist of the top 20% of active Employees, ranked on the basis of Compensation received from the Affiliated Employers during the year. The number of officers shall be limited to the lesser of (i) 50 Employees or (ii) the greater of three Employees or 10% of Employees. If there is not at least one officer whose Compensation is in excess of 50% of the Code section 415(b)(i)(A) limit, then the highest paid officer of the Affiliated Employers shall be treated as a Highly Compensated Employee. The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the compensation that is considered, will be made in accordance with Code section 414(q).

      1.33 "HOUR OF SERVICE" means, with respect to any Employee, each hour for which the Employee is paid or entitled to payment for the performance of duties for the Affiliated Employers during the applicable period.

      1.34 "INCOME" means (i) the amount shown as income (loss) before extraordinary items (or any similar term that results from changes in generally accepted accounting terminology) in the Company's consolidated statements of income for the fiscal year-end; (ii) less dividends on preferred stock of the Company; and (iii) increased or decreased, to the extent (if any) determined solely by the Committee, for special or extraordinary gains or losses, changes in accounting practices or other factors which the Committee in its discretion deems appropriate for purposes of the Plan. Any such determination by the Committee will be retroactive to the first day of the fiscal year for which a contribution is being made unless otherwise specified by the Committee but shall not affect Company Contributions under Section 3.5 that have already been made to the Plan.

      1.35 "INVESTMENT COMMITTEE" means the committee appointed by the Board of Directors in accordance with the provisions of Section 10.2.

      1.36 "LEAVE OF ABSENCE" means an Employee's period of absence on leave from active employment approved in writing by an Affiliated Employer, granted by such Affiliated Employer for illness, accident or other reason (including service in the United States armed forces).

      1.37 "LIMITATION YEAR" means, for purposes of Section 13.2, the Plan Year.

      1.38 "LOOK-BACK YEAR" means, for purposes of Section 1.32, the 12-month period immediately preceding the Determination Year.

     1.39 "MATCHING CONTRIBUTIONS" means the Basic Matching Contributions and Discretionary Matching Contributions made by the Participating Employers on account of Before-Tax and After-Tax Contributions in accordance with the provisions of Section 3.4.

      1.40 "MATCHING CONTRIBUTIONS ACCOUNT" means the Account which is maintained with respect to Matching Contributions made by a Participating Employer on behalf of a Participant, and earnings thereon.

      1.41 "NORMAL RETIREMENT AGE" means the date on which the Participant attains age 65.

      1.42 "PARTICIPANT" means each Eligible Employee who participates in the Plan as provided in Article 2.

      1.43 "PARTICIPATING EMPLOYER" means the Company and each Affiliated Employer listed on Appendix A and any other Affiliated Employer which adopts the Plan with the approval of the Company.

      1.44 "Period of Service" means, in the case of each Employee, the period or periods, expressed in days, beginning on his or her Employment Commencement Date or Reemployment Commencement Date, whichever applies, and ending on his or her Severance from Service Date. Such Period of Service shall include any Period of Severance, expressed in days, of less than 12 months, provided, however, that if such Employee incurs a Severance from Service Date as described in Section 1.55(a) during an Absence from Service such 12-month period shall conclude on the first anniversary of the commencement of such

Absence. To the extent specifically determined by the Board of Directors, an Employee's Period of Service shall also include his or her period of employment
(i) prior to the time his or her Participating Employer became an Affiliated Employer or (ii) in a business acquired by the Company or a subsidiary as a going concern prior to the time of such acquisition.

      1.45 "PERIOD OF SEVERANCE" means, in the case of each Employee, the period which begins on his or her Severance from Service Date and ends on the date he or she again performs an Hour of Service.

      1.46 "PLAN" means the Profit Sharing and Savings Plan for periods ending on or before September 30, 1994, and, for periods beginning on or after October 1, 1994, the Cabot Retirement Incentive Savings Plan herein set forth and as it may be amended from time to time.

      1.47 "PLAN YEAR" means (a) for periods ending on or before September 30, 1994, the 12-month period commencing on an October 1 and ending on the next September 30, (b) the three-month period beginning October 1, 1994 and ending December 31, 1994, and (c) for periods beginning on or after January 1, 1995, the calendar year.

      1.48 "QUALIFIED NONELECTIVE CONTRIBUTIONS" means the discretionary contributions made to the Plan by the Participating Employers in accordance with the provisions of Section 3.6.

      1.49 "QUALIFIED NONELECTIVE CONTRIBUTIONS ACCOUNT" means the Account which is maintained with respect to Qualified Nonelective Contributions made on behalf of a Participant, and earnings thereon.

      1.50 "REEMPLOYMENT COMMENCEMENT DATE" means, in the case of each Employee, the date he or she first performs an Hour of Service after any Period of Severance not included in a Period of Service.

      1.51 "RETURN ON STOCKHOLDERS' EQUITY" means a percentage determined by dividing Income for a Plan Year by Stockholders' Equity for such Plan Year and converting the result into a percentage.

      1.52 "ROLLOVER CONTRIBUTIONS" means a contribution made to the Trust by a Participant of a distribution received from a qualified plan and trust maintained by a prior employer in accordance with the provisions of Section 3.7.

      1.53 "ROLLOVER CONTRIBUTIONS ACCOUNT" means the Account which is maintained with respect to a Rollover Contribution made by a Participant, and earnings thereon.

      1.54 "SECONDARY BENEFICIARY" means any person or legal entity entitled to receive benefits under the Plan upon the death of a Beneficiary for purposes of
Section 9.2, provided, however, that a Secondary Beneficiary shall cease to be a Secondary Beneficiary upon the earliest of the Secondary Beneficiary's death, the complete distribution of all benefits from the Plan to which such Secondary Beneficiary is entitled, or the termination of the Plan.

      1.55 "SEVERANCE FROM SERVICE DATE" means, in the case of each Employee, the earlier of:

            (a)  the date he or she quits, retires, is discharged, or dies, or

            (b) the date 12 months after the date an Absence from Service began.

If an Employee leaves the employ of an Affiliated Employer and immediately enters the employ of another Affiliated Employer, such Employee will not incur a Severance from Service Date.

      Notwithstanding the above, the Severance from Service Date of an Employee who is absent from service beyond the first anniversary of the first date of an absence which began because of (a) the Employee's pregnancy, (b) the birth of the Employee's child, (c) the placement of a child with the Employee in connection with the Employee's adoption of the child or (d) caring for that child for a period beginning immediately following the child's birth or placement, shall be the second anniversary of the first date of that absence. In these circumstances, the period between the first and second anniversaries of such date shall not be a Period of Service or a Period of Severance.

      1.56 "STOCKHOLDERS' EQUITY" means (i) the amount reflected on the books and records of the Company as total stockholders' equity for the Company and its subsidiaries as of the commencement of a fiscal year; and (ii) increased or decreased, to the extent (if any) determined solely by the Committee, for special or extraordinary circumstances which the Committee in its discretion deems appropriate for purposes of the Plan.

      1.57 "SUBSTANTIAL PERIOD OF SEVERANCE" means, in the case of any Employee or Participant who has no vested right in his or her Accounts, a Period of Severance which equals or exceeds the greater of (a) five years, or (b) the number of his or her Years of Service prior to such Period of Severance. Such number of Years of Service prior to such Period of Severance will be deemed not to include any such Years disregarded under Section 1.63 by reason of any prior Substantial Period of Severance.

      1.58 "TOTAL AND PERMANENT DISABILITY" means a condition affecting a Participant which has continued for a period of at least six consecutive months and which entitles such Participant to receive a disability benefit under the federal Social Security Act, provided, however, that the Benefits Committee shall determine whether such condition qualifies as a Total and Permanent Disability for purposes of the Plan, based on evidence that it, in its sole discretion may deem necessary, including but not limited to one or more examinations of such Participant by physicians chosen by such Committee.

      1.59 "TRUST" means the Savings Plans Master Trust established in conjunction with the Plan, together with any and all amendments thereto.

      1.60 "TRUST FUND" means the property held in trust by the Trustee for the benefit of Participants and their Beneficiaries.

      1.61 "TRUSTEE" means jointly or severally, as the context may require, any trustee or trustees from time to time selected by the Investment Committee to hold the Trust Fund.

      1.62 "VALUATION DATE" means the last day of each calendar month and such other date or dates as the Benefits Committee may designate from time to time for one or more Funds.

      1.63 "YEAR OF SERVICE" means, with respect to any Employee, the sum of his or her Periods of Service, excluding any Period of Service before a Substantial Period of Severance. In the case of a former Employee who has a Period of Severance of at least five years and who again becomes an Employee, for purposes of determining the nonforfeitable percentage of his or her Accounts as of the termination of employment relating to such Period of Severance, all Years of Service after such Period of Severance will be disregarded.

      The singular pronoun wherever used shall include the plural pronoun. The title headings in the Plan are inserted only as a matter of convenience and for reference, and in no way are, or are they intended to be, a part of the Plan nor in any way to define, limit, or describe the scope or intent of the particular Section to which they refer.

                                    ARTICLE 2
                                  PARTICIPATION
                                  -------------


      2.1 DATE OF PARTICIPATION. Effective October 1, 1992, each Eligible Employee shall become a Participant in the Plan on the later of:

            (a) his or her Employment Commencement Date, provided that he or she is an Eligible Employee on such date, and

            (b)   the date on which he or she becomes an Eligible Employee,

provided, however, that each individual who was a Participant in the Plan on September 30, 1994, shall continue to be a Participant as of the Effective Date, if he or she is an Eligible Employee on the Effective Date.

      2.2 DURATION OF PARTICIPATION. A Participant will cease to be a Participant as of the earlier of (a) the date on which he or she ceases to be an Eligible Employee, or (b) the date on which the Plan terminates. However, a former Participant shall continue to be treated as a Participant for purposes of Articles 4, 6, 9, 10 and 11 so long as Accounts continue to be maintained on his or her behalf.

      2.3 PARTICIPATION UPON REEMPLOYMENT. An individual who was formerly a Participant and who returns to the employ of a Participating Employer will again become a Participant on the later of (a) his or her Reemployment Commencement Date, or (b) the date on which he or she again becomes an Eligible Employee. An individual who ceases to be an Eligible Employee but who remains in the employ of the Affiliated Employers will again become a Participant on the date on which he or she again becomes an Eligible Employee.

                                    ARTICLE 3
                                  CONTRIBUTIONS
                                  -------------


      3.1 BEFORE-TAX CONTRIBUTIONS. In Plan Years beginning before October 1, 1994, each Participant may elect for each payroll period to have his or her Compensation reduced by means of payroll deduction by a whole percentage not less than 1% nor greater than 6% of his or her Compensation for such period and to have his or her Participating Employer contribute an equivalent amount to the Trust as Before-Tax Contributions. Effective October 1, 1994, Before-Tax Contributions may be made on behalf of a Participant in any increment of one-half percent (.5%) of Compensation as elected by a Participant, provided that the sum of such Participant's Before-Tax and After-Tax Contributions for a Plan Year may not exceed 15% of such Participant's Compensation.

      3.2 AFTER-TAX CONTRIBUTIONS. In Plan Years beginning before October 1, 1994, each Participant may elect for each payroll period to contribute to the Trust by means of payroll deduction an amount equal to a whole percentage not less than 1% nor greater than 10% of his or her Compensation for such period as After-Tax Contributions. Effective October 1, 1994, After- Tax Contributions may be made by a Participant in any increment of one-half percent (.5%) of Compensation as elected by a Participant, provided that the sum of such Participant's Before-Tax and After-Tax Contributions for a Plan Year may not exceed 15% of such Participant's Compensation.

      3.3 FORM AND MANNER OF ELECTIONS. A Participant may make the elections described in Sections 3.1 and 3.2 by filing the appropriate form with the Benefits Committee within such time period and in such manner as the Benefits Committee shall specify, including direction by telephone or other remote communications.

      Any election shall remain in effect until changed by the Participant. A Participant may elect to increase, decrease, or suspend the amount of his or her After-Tax Contributions or the amount contributed on his or her behalf as Before-Tax Contributions, effective as of the beginning of the first payroll period in any calendar month, by giving prior notice within such time and in such manner as is consistent with the procedures established by the Benefits Committee from time to time, including direction by telephone or other remote communication.

      3.4 MATCHING CONTRIBUTIONS.
          ----------------------
      (a) Effective October 1, 1994, each Participating Employer shall contribute to the Trust for each month its allocable portion of Basic Matching Contributions. Such Basic Matching

Contributions shall be allocated among and credited to the Matching Contributions Accounts of Participants entitled to share in such Contributions.

      (b) Effective October 1, 1994, the Committee, in its discretion, may determine whether Discretionary Matching Contributions shall be made to the Trust for each Plan Year, and if so, the amount to be contributed by each Participating Employer. If the Committee determines that Discretionary Matching Contributions are to be made, each Participating Employer shall contribute its allocable portion to the Trust. For each Plan Year, Discretionary Matching Contributions, if any, shall be allocated among and credited to the Matching Contributions Accounts of Participants on whose behalf a Participating Employer made Before-Tax Contributions or who made After-Tax Contributions for such Plan Year, and who (i) are Eligible Employees on the last business day of such Plan Year or (ii) ceased to be an Eligible Employee during such Plan Year by reason of death or termination of employment within the meaning of Section 9.1(a).


      3.5  COMPANY CONTRIBUTIONS.
           ---------------------
            (a) Effective for Plan Years beginning before October 1, 1994, and on or after October 1, 1989, each Participating Employer shall, at the direction of the Company, make Company Contributions for each Plan Year in an amount equal to 0-15% of the Compensation of each Participant, at the rate of one-half percent of such Compensation for each one percent (and pro rata for fractions of one percent) by which the Return on Stockholders' Equity for such Plan Year exceeds 7% but does not exceed 11%, and at the rate of one percent of such Compensation for each one percent (and pro rata for fractions of one percent) by which the Return on Stockholders' Equity for such Plan Year exceeds 11%, with the maximum contribution of 15% being made when there is a 24% rate of Return on Stockholders' Equity. Each Participating Employer shall also contribute as Company Contributions such additional amounts as may be required pursuant to Section 5.5(b) or as from time to time the Board of Directors in its discretion shall decide.

            (b) Effective October 1, 1994, the Committee, in its discretion, may determine whether Company Contributions shall be made to the Trust for a Plan Year or a portion thereof, and if so, the amount to be contributed by each Participating Employer. If the Committee determines that Company Contributions are to be made, each Participating Employer shall contribute its designated portion.

            (c) For each Plan Year, Company Contributions, if any, shall be allocated among and credited to the Company Contributions Accounts of Participants who (a) are Eligible Employees on the last business day of such Plan Year or (b) ceased to be Eligible Employees during such Plan Year by reason of death, termination of employment within the meaning of
      Section 9.1(a), or transfer of employment to an Affiliated Employer which is not a Participating Employer, in proportion to their relative amounts of Compensation for such Plan Year.

      3.6 QUALIFIED NONELECTIVE CONTRIBUTIONS. To the extent necessary to satisfy the Code section 401(k)(3) limits with respect to Before-Tax Contributions or the Code section 401(m)(2) limits with respect to Matching Contributions and After-Tax Contributions, the Company, in its discretion, may determine whether a Qualified Nonelective Contribution shall be made to the Trust for a Plan Year and, if so, the amount to be contributed by each Participating Employer. If the Company determines that a Qualified Nonelective Contribution shall be made, each Participating Employer shall contribute its designated portion. A Qualified Nonelective Contribution for a Plan Year shall be allocated among and credited to the Qualified Nonelective Contributions Accounts of all Participants who are eligible to receive Before-Tax Contributions for the Plan Year in proportion to their relative amounts of Compensation for the Plan Year. Qualified Nonelective Contributions shall be fully vested and subject to the distribution rules applicable to Before-Tax Contributions as of the time such Qualified Nonelective Contributions are made to the Plan.

      3.7 ROLLOVER CONTRIBUTIONS. An Eligible Employee may make a Rollover Contribution to the Plan upon demonstration to the Benefits Committee that the contribution is eligible for transfer to the Plan pursuant to the rollover provisions of the Code.

      3.8 TIME FOR MAKING CONTRIBUTIONS.
          -----------------------------
            (a) Before-Tax Contributions and After-Tax Contributions will be paid in cash to the Trust as soon as such contributions can reasonably be segregated from the general assets of the Participating Employers, but in any event within 90 days after the date on which the Compensation to which such contributions relate is paid.

            (b) Any Qualified Nonelective Contributions for a Plan Year or a portion thereof will be contributed in cash to the Trust by the Participating Employers at such time as the Company directs, but in any event no later than the time prescribed by law (including extensions) for filing the Company's federal income tax return for its taxable year in or within which the Plan Year ends, provided, however, that

      Qualified Nonelective Contributions for a Plan Year must be made no later than the last day of the 12-month period immediately following such Plan Year.

            (c) Matching Contributions and Company Contributions may be contributed by the Participating Employers to the Trust in cash or in shares of Company Stock, at the election of the Company, at such time as the Company directs, but in any event in the case of Matching Contributions, no later than the last day of the 12-month period immediately following the close of the relevant Plan Year and in the case of Company Contributions, no later than the time prescribed by law (including extensions) for filing the Company's federal income tax return for its taxable year in or within which the Plan Year ends.

            In the event the Company elects to make Company Contributions or Matching Contributions in shares of Company Stock, the number of full shares of Company Stock which may be contributed for any Plan Year or portion thereof shall be determined by dividing the amount to be contributed by the closing price of a share of Company Stock on the New York Stock Exchange on the last trading day of the month which precedes the day of contribution. Any cash contributed as part of the Company Contributions or Matching Contributions shall be used by the Trustee to purchase Company Stock at fair market value or to make payments of cash in lieu of shares for distributions to Participants. Such purchase by the Trustee shall be made no later than 30 days following the date of each distinct cash contribution.

      3.9 CERTAIN LIMITS APPLY. All contributions to the Plan are subject to the applicable limits set forth under Code sections 401(k), 402(g), 401(m), 404, and 415, as further described elsewhere in the Plan. In addition, certain minimum allocations may be required under Code sections 401(a)(26), 410(b), and 416, as also further described elsewhere in the Plan.

      3.10 RETURN OF CONTRIBUTIONS. If any contribution by a Participating Employer to the Trust is

            (a) made by reason of a good faith mistake of fact, or

            (b) believed by the Participating Employer in good faith to be deductible under Code section 404, but the deduction is disallowed,

the Trustee shall, upon request by the Participating Employer, return to the Participating Employer the excess of the amount contributed over the amount, if any, that would have been contributed had there not occurred a mistake of fact or a mistake in determining the deduction. Such excess shall be reduced by the losses of the Trust attributable thereto, if and to the extent such losses exceed the gains and income attributable thereto. In no event shall the return of a contribution hereunder cause any Participant's Accounts to be reduced to less than they would have been had the mistaken or nondeductible amount not been contributed. No return of a contribution hereunder shall be made more than one year after the mistaken payment of the contribution, or disallowance of the deduction, as the case may be.

                                    ARTICLE 4
                                    ACCOUNTS
                                    --------


      4.1 ACCOUNTS. The Benefits Committee shall establish and maintain for each Participant such Accounts as are necessary or desirable to carry out the purposes of the Plan, including without limitation the following:

            (a) a Before-Tax Contributions Account;

            (b) an After-Tax Contributions Account;

            (c) a Matching Contributions Account;

            (d) a Company Contributions Account;

            (e) a Qualified Nonelective Contributions Account; and

            (f) a Rollover Contributions Account.

      4.2 ADJUSTMENT OF ACCOUNTS. As of each Valuation Date, each Account shall be adjusted to reflect the fair market value of the assets allocated to the Account. In so doing,

            (a) each Account balance will be increased by the amount of contributions, income and gain allocable to such Account since the prior Valuation Date; and

            (b) each Account balance will be decreased by the amount of distributions from the Account and expenses and losses allocable to the Account since the prior Valuation Date.

Income, expense, gain and loss which is generated by a particular Fund within the Trust shall be allocated to an Account participating in such Fund in the manner described in Section 4.3 below. Any expenses relating to a specific Account or Accounts, including without limitation commissions or sales charges imposed with respect to a Fund in which the Account participates, may be charged solely to the particular Account or Accounts.

      4.3 UNIT AND DOLLAR VALUES OF FUNDS. For purposes of Section 4.2, the following procedures shall be used to value each Fund held in an Account as of each Valuation Date:

            (a) the value of each Fund shall be expressed in terms of a number of "units", with a fraction of a unit expressed decimally to five decimal places, determined in accordance with the procedures established by the recordkeeper of the Plan appointed by the Benefits Committee;

            (b) the value of each unit (the "unit value") shall be expressed in terms of dollars, with a fraction of a dollar expressed decimally to six decimal places, determined in a manner by such recordkeeper which reflects the change in the net asset value of each Fund (or, with respect to the Cabot Stock Fund, the change in value of a share of Company Stock) since the preceding Valuation Date and any dividends or capital gains (or, with respect to the Cabot Stock Fund, any dividends) declared with respect to such Fund; and

            (c) the value of each Participant's interest in a Fund shall be determined by multiplying the number of units held for his or her benefit in such Fund, determined under (a) above, by their unit value, determined under (b) above.

                                    ARTICLE 5
                                     VESTING
                                     -------


      5.1 IMMEDIATE VESTING OF CERTAIN ACCOUNTS AND AMOUNTS. A Participant will at all times be 100% vested in his or her Before-Tax Contributions Account, After-Tax Contributions Account, Qualified Nonelective Contributions Account and Rollover Contributions Account, if any. A Participant shall also be 100% vested in amounts, and earnings thereon, transferred to his or her Company Contributions Account from the Cabot Employee Stock Ownership Plan, effective June 1, 1987.

      5.2 DEFERRED VESTING OF OTHER ACCOUNTS. Effective October 1, 1989, a Participant's vested interest in his or her Company Contributions Account and, effective October 1, 1994, his or her Matching Contributions Account, shall be determined as provided below:

            (a) Each Participant will have a vested interest in a percentage of his or her Company Contributions Account and Matching Contributions Account in accordance with the following schedule, provided that in no event shall the vested interest of a Participant who has completed three Years of Service as of October 1, 1989, be less than his or her vested interest as determined under the provisions of the Plan in effect just prior to October 1, 1989:

                                                          Applicable
                                                        Nonforfeitable
            Years of Service                               Percentage
            ----------------                               ----------

               fewer than 3                                      0
            3 but fewer than 4                                  20
            4 but fewer than 5                                  40
            5 but fewer than 6                                  60
            6 but fewer than 7                                  80
            7 or more                                          100


            (b) Notwithstanding any other provision of the Plan to the contrary, each Participant who had completed at least three Years of Service on October 1, 1989 shall have a fully vested and non-forfeitable interest in Company Contributions (and earnings thereon) allocated to his or her Company Contributions Account for Plan Years ended prior to October 1, 1989, as of the earlier of (i) the date upon which such Participant would be fully vested under the schedule described in (a) above, or (ii) the September 30 on which ends the third Plan Year following the Plan Year for which such Company Contributions were made.

      5.3 SPECIAL VESTING RULES. Notwithstanding any provision of the Plan to the contrary, a Participant will be fully vested in his or her Matching Contributions and Company Contributions Accounts upon the happening of any one of the following events:

            (a) the earlier of (i) the Participant's attainment of Normal Retirement Age while an Employee or (ii) the Participant's attainment of Early Retirement Age while an Employee;

            (b) the Participant's termination of employment on account of Total and Permanent Disability;

            (c) the Participant's death while an Employee;

            (d) the termination or partial termination of the Plan or the complete cessation of contributions to the Plan, to the extent that the Participant is affected by such termination, partial termination, or complete discontinuance; or

            (e) a Change in Control.

      5.4 CHANGES IN VESTING SCHEDULE. Effective October 1, 1989, if the Plan's vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of a Participant's vested percentage (or if the Plan changes to or from a top-heavy vesting schedule), each Participant who has completed three Years of Service may elect, within the period described below, to have his or her vested percentage determined without regard to such amendment or change. The period referred to in the preceding sentence will begin on the date the amendment of the vesting schedule is adopted and will end 60 days thereafter, or, if later, 60 days after the later of

            (a) the date on which such amendment becomes effective; and

            (b) the date on which the Participant is issued written notice of such amendment by the Benefits Committee.

      5.5 FORFEITURES.
          -----------

            (a) IN GENERAL. Any portion of a Participant's Account in which he or she is not vested upon separation from service for any reason will be forfeited as of the earlier of

                  (i) the Participant's completion of a twelve consecutive month
            Period of Severance, or

                  (ii) the distribution of the vested portion of the
            Participant's Accounts.

      All forfeitures shall be applied to reduce future Company Contributions, if any, or, if none, shall be applied to reduce future Matching Contributions.

            (b) CERTAIN RESTORATIONS. Notwithstanding the preceding paragraph, if a Participant forfeits any portion of an Account as a result of the complete distribution of the vested portion of his or her Accounts but thereafter returns to the employ of an Affiliated Employer before incurring a Substantial Period of Severance, the amount forfeited will be recredited to the Participant's Account. The money required to effect such restoration shall come from a special contribution by the Participant's Participating Employer. A separate subaccount will be established for the purpose of determining the Participant's vested interest in such Account. At any relevant time after the forfeiture, the Participant's vested percentage in such subaccount will be equal to (P(AB+D)-D), where P is the Participant's vested percentage at the relevant time, AB is the Account balance at the relevant time, and D is the amount of the distribution.

      5.6 REPAYMENT OF PRIOR DISTRIBUTIONS. If a Participant who has received a distribution after termination of employment with the Affiliated Employers thereafter returns to the service of a Participating Employer prior to incurring a Substantial Period of Severance, he or she may elect to repay to the Trustee in cash the full amount distributed within five years from the date of his or her termination of employment. Any amount so repaid shall be deemed for all purposes under the Plan to be contributed to the Participant's After-Tax Contributions Account.

                                    ARTICLE 6
                                   INVESTMENTS
                                   -----------


      6.1 FUNDS. All contributions to the Trust and all investments thereunder shall be held by the Trustee in the Trust Fund. The Trust Fund shall consist of such separate investment Funds as are designated from time to time by the Investment Committee and listed on Appendix C; provided, however, that one such Fund shall consist of Fund A, the Cabot Stock Fund, and shall be invested in shares of Company Stock. Income from investments in each Fund shall be reinvested in the same Fund. The Investment Committee in its discretion may add, replace, or eliminate a Fund, other than the Cabot Stock Fund, with respect to the investment of both existing balances or future contributions or both. Any change of investment options and the time and manner of such change shall be carried out in accordance with such additional rules as the Investment Committee shall prescribe.

      6.2 INVESTMENT OF MATCHING CONTRIBUTIONS AND COMPANY CONTRIBUTIONS. Company Contributions and, effective October 1, 1994, Matching Contributions will be invested initially in the Cabot Stock Fund and together with all earnings thereon shall remain invested in such Fund until such contributions have become fully vested in accordance with the provisions of Section 5.2 or
5.3. A Participant who is fully vested in his or her Company Contributions Account and his or her Matching Contributions Account, effective on or after October 1, 1994, may elect to direct the investment of all or a portion of such Accounts into any other Fund, subject to any Company policies concerning the trading of Company Stock. Each such direction may be made in such form and manner as the Benefits Committee may approve or prescribe, including (if so approved) direction by telephone or other remote communication. Such Company and Matching Contributions may be invested in any multiple of 1% of the aggregate thereof, in any one or more Funds as of any month-end Valuation Date. The Benefits Committee may by administrative procedure provide for the investment of contributions as to which no proper election has been made in such Fund or Funds as the Benefits Committee may designate.

      6.3 INVESTMENT OF AFTER-TAX, BEFORE-TAX, QUALIFIED NONELECTIVE AND ROLLOVER CONTRIBUTIONS. After-Tax Contributions and Rollover Contributions made by, and Before-Tax Contributions and Qualified Nonelective Contributions made on behalf of, a Participant will be invested as directed by the Participant. Each such direction may be made in such form and manner as the Benefits Committee may approve or prescribe, including (if so approved) direction by telephone or other remote communication. Such Contributions may be invested in any multiple of 1% of the aggregate thereof, in any one or more Funds as of any month-end

Valuation Date; provided that no such Contributions may be invested in Fund A. The Benefits Committee may by administrative procedure provide for the investment of contributions as to which no proper election has been made in such Fund or Funds as the Benefits Committee may designate.

      6.4 CHANGE IN INVESTMENT DIRECTION. A Participant may direct a change in his or her investment direction for purposes of Sections 6.2 and 6.3 as of any month-end Valuation Date, subject to any Company policies concerning the trading of Company Stock. Each such change in investment direction may be made in such form and manner as the Benefits Committee may approve or prescribe, including (if so approved) direction by telephone or other remote communication.

      6.5 SEPARATE FUND FOR CABOT OIL & GAS CORPORATION COMMON STOCK. Pursuant to an exchange offer in 1991, the Company exchanged shares of Cabot Oil & Gas Corporation ("COGC") common stock for outstanding shares of Company Stock and subsequently spun-off its remaining COGC common stock (the "Transaction"). In order to reflect investments by the Plan in COGC common stock pursuant to the Transaction, a separate sub-fund in Fund A shall be maintained hereunder, consisting of COGC common stock received in the Transaction (the "COGC Stock Fund"). Each Participant whose account under the Plan received shares of COGC common stock pursuant to the Transaction shall have an opening interest in the COGC Stock Fund equal to the total number of shares of COGC common stock received for the account of such Participant, divided by the total number of shares of COGC common stock received by the Plan in the Transaction, and the interest of such Participant in Fund A shall be appropriately adjusted. The COGC Stock Fund shall be treated for all other purposes of the Plan as a separate investment fund, subject to the following:

            (a) no contributions to, or transfers from, any other Fund, shall be permitted to be invested in the COGC Stock Fund;

            (b) for periods prior to January 1, 1994, for purposes of any distribution, withdrawal, or loan from the Plan, or any transfer among Funds, the Cabot Stock Fund and the COGC Stock Fund shall be treated as a single fund, and each such distribution, withdrawal, loan or transfer from the Cabot Stock Fund or the COGC Stock Fund shall consist of a proportionate share drawn from each of Fund A and the COGC Stock Fund;

            (c) for purposes of determining how and to what extent shares of COGC common stock held in the COGC Stock Fund shall be voted, sold or exchanged by the appropriate Plan fiduciary, the rules of Sections 11.3 and 11.4 shall not apply;

            (d) any dividends, other than of additional shares of COGC common stock, paid on shares of COGC common stock held in the COGC Stock Fund shall be invested in shares of Company Stock held in the Cabot Stock Fund;

            (e) where a distribution would otherwise be eligible under Section
      9.3 to be made in shares of Company Stock, the recipient may elect (subject to such restrictions as the Benefits Committee may determine) a distribution in shares of COGC common stock of so much of the distributed benefit as consists of any recipient's interest in the COGC Stock Fund, or a distribution of such benefit in shares of Company Stock or in any other form available under the Plan; and

            (f) the Investment Committee may, at such time and in such manner as it determines in its sole discretion, direct the Trustee to sell any remaining COGC common stock held in the COGC Stock Fund, in which case the remaining interest (if any) of each Participant in the COGC Stock Fund shall be transferred to the Cabot Stock Fund, the COGC Stock Fund shall then dissolve, and this Section 6.5 and so much of any other provisions of the Plan as relate to the COGC Stock Fund shall have no further force or effect.

      Effective January 1, 1993, a Participant on whose behalf shares of COGC common stock are held under the Plan may direct the Trustee, prior to December 31, 1993, in accordance with the provisions of Section 6.3, to sell any such COGC common stock and to have the proceeds transferred to any one or more other Funds, other than the Cabot Stock Fund, as of any month-end Valuation Date. In the event any such Participant fails to make an election prior to December 31, 1993, any shares of COGC common stock held for his or her benefit under the Plan shall be sold by the Trustee and the proceeds shall be transferred to Fund B. Effective December 31, 1993, the COGC Stock Fund shall dissolve, and the provisions of the Plan which relate to such Fund shall have no further force or effect.

      6.6 DISPOSITION OF EXECUTIVE LIFE CONTRACT. As of April 1, 1991, the Executive Life contract held in Fund C under the terms of the Plan then in effect was segregated under such Fund. Such contract shall continue to be held in a separate sub-fund under the Trust Fund until such time as the Investment Committee determines in its discretion to dissolve such sub-fund in whole or in part, in accordance with the following rules and restrictions:

            (a) The sub-fund shall be separately accounted for under Article 4. Units in the sub-fund shall be credited to each Account that was invested in the then Fund C as of the above date to reflect each such Account's proportionate share, under such Fund C, in such contract as of April 1, 1991.

            (b) Contributions and transfers to such Fund C made on or after April 1, 1991 shall not be invested in the sub-fund and pending dissolution of the sub-fund, no transfers among Funds, distributions, withdrawals, or loans shall be made for Valuation Dates on or after the above date with respect to the portion of a Participant's Accounts in the sub-fund.

            (c) The Investment Committee may prescribe such other rules regarding the sub-fund and the treatment of the sub-fund under the provisions of the Plan as the Investment Committee in its discretion deems necessary or appropriate.

      Effective February 12, 1994, the Investment Committee elected not to participate in the rehabilitation plan approved by the California Insurance Commissioner ("Rehabilitation Plan") for the Executive Life Insurance Company of California ("Executive Life") which became effective on September 3, 1993. As a result of such election under the Rehabilitation Plan, the Executive Life contract held in such Fund C will be terminated and certain payments will be made to the Trust with respect to such contract. Upon receipt by the Trustee of the initial payments, the sub-fund described in subsection (a) above shall be dissolved and the provisions of the Plan which relate to such sub-fund shall have no further force or effect. Subsequent payments received with respect to such contract shall be deposited by the Trustee in Fund B and allocated to the Accounts of Participants in proportion to the interests of such Participants in such contract as of April 1, 1991. Amounts so allocated to the Accounts of Participants shall be eligible for investment, distributions, withdrawals, or loans in accordance with the otherwise applicable provisions of the Plan.

                                    ARTICLE 7
                             IN-SERVICE WITHDRAWALS
                             ----------------------


      7.1 WITHDRAWALS OTHER THAN HARDSHIP WITHDRAWALS.
          -------------------------------------------
            (a) Effective October 1, 1989, a Participant may elect to withdraw an amount from his or her After-Tax Contributions Account, Rollover Contributions Account and, once such Participant has become fully vested in his or her Company Contributions Account or, effective October 1, 1994, in his or her Matching Contributions Account, from his or her Company Contributions Account or Matching Contributions Account in such manner as is established by the Benefits Committee from time to time. Any withdrawal under this Section 7.1(a) shall be paid in cash in a single lump sum and made first from the Participant's After-Tax Contributions Account, if any, next from his or her Rollover Contributions Account, if any, and then, if permissible, from his or her Company Contributions Account and his or her Matching Contributions Account. Subject to Sections 7.3 and 9.3(b), in the case of a withdrawal from a Participant's After-Tax Contribution Account, amounts withdrawn shall be deemed first to be a withdrawal of the Participant's "investment in the contract" as of December 31, 1986 (within the meaning of Code section 72(e)(8)(D)), reduced by any amounts previously withdrawn or distributed from his or her Accounts after such date, to the extent thereof.

            (b) Effective October 1, 1992, a Participant who has attained age 59 1/2 may elect to withdraw an amount in cash in a single lump sum from his or her Before-Tax Contributions Account in such manner as is established by the Benefits Committee from time to time, subject to the restrictions of Section 7.3.

      7.2 HARDSHIP WITHDRAWALS.
          --------------------
            (a) A Participant who suffers a "financial hardship," as defined below, may request a hardship withdrawal from his or her After-Tax Contributions Account, his or her Rollover Contributions Account, the vested portion of his or her Company Contributions Account, the vested portion of his or her Matching Contributions Account and his or her Before-Tax Contributions Account (exclusive of any portion of such Account attributable to earnings), subject to Sections 7.3 and 9.5. Any hardship withdrawal under this Section 7.2 shall be made from the Participant's Accounts in the order described in the preceding sentence. The Participant must submit written notice to the Benefits Committee setting forth the amount requested and the facts establishing the existence of such hardship. Upon receipt of such request, the Benefits Committee shall determine whether a financial hardship exists. If the Benefits Committee determines that such a hardship does exist, it shall further determine what portion of the amount requested by the Participant is required to meet the financial need created by the hardship, and shall direct the Trustee to distribute in cash in a single lump-sum payment the amount so determined.

            (b) For purposes of this Section 7.2, the term "financial hardship" includes a financial need arising from:

                  (i) the payment of tuition and related educational fees for the next 12 months of post-secondary education of the Participant or his or her spouse, child, or dependent;

                  (ii) the purchase (excluding mortgage payments) of a principal residence of the Participant;

                  (iii) unreimbursed expenses incurred as a result of or
            necessary to obtain medical care (as described in section 213(d) of the Code) by the Participant or his or her spouse or dependent; or

                  (iv) the need to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage of his or her principal residence.

            (c) For purposes of this Section 7.2, a distribution will not be treated as an amount "required to meet the financial need" of a Participant unless:

                  (i) the distribution is not in excess of the amount of his or her immediate and heavy financial need;

                  (ii) he or she has obtained all distributions (other than
            hardship distributions), if any, available under all plans of the Affiliated Employers; and

                  (iii) he or she has obtained all nontaxable loans currently available under Article 8 and under all other plans of the Affiliated Employers.

      The "amount required to meet the financial need" may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution.

            (d) Any Participant making a withdrawal under this Section 7.2 shall be ineligible to have Before-Tax Contributions made for his or her benefit or to make After-Tax Contributions under this Plan (or to have made for his or her benefit pre-tax elective contributions or after-tax employee contributions under any other plan of the Affiliated Employers) for the 12-month period following the effective date of the withdrawal. In addition, for the calendar year following the year the hardship withdrawal is effective, no Before-Tax Contributions shall be made for the benefit of the Participant (nor shall any pre-tax elective contributions be made for his or her benefit under any other qualified retirement plan of the Affiliated Employers) in excess of the limit under section 402(g)(1) of the Code as in effect for such following calendar year minus the Before-Tax Contributions made for the benefit of the Participant for the calendar year of the withdrawal.

            (e) Notwithstanding the foregoing, the Benefits Committee may, in its sole discretion, alter the foregoing definition of financial hardship or otherwise limit the amount, time, or manner of any distribution under this Section 7.2 to the extent deemed necessary by the Benefits Committee to satisfy the requirements of section 401(k) of the Code or of the Treasury Regulations promulgated thereunder.

      7.3 RESTRICTIONS ON WITHDRAWALS. Withdrawals pursuant to Sections 7.1 or
7.2 shall be made in accordance with the following rules and restrictions:

            (a) Withdrawals shall be made as of a Valuation Date in such form and manner as the Benefits Committee may prescribe from time to time.

            (b) Withdrawals pursuant to Section 7.1 may not be made more than twice in a Plan Year. A hardship withdrawal may be made if the provisions of Section 7.2 are met.

            (d) Withdrawals may not be made in an amount less than the smaller of (i) $200.00, or (ii) in the case of a withdrawal under Section 7.1(a), 100% of the total of the Participant's Rollover Contributions Account, After-Tax Contributions Account, and the vested portion of his or her Company Contributions Account or Matching Contributions Account, (iii) in the case of a withdrawal under Section 7.1(b), 100% of the value of the Participant's Before-Tax Contributions Account, or (iv) in the case of a hardship withdrawal under Section 7.2, 100% of the total of the Participant's Rollover Contributions Account, After-Tax Contributions Account, the vested portion of his or her Company Contributions Account or Matching Contributions

      Account, and his or her Before-Tax Contributions Account. A hardship withdrawal under Section 7.2 may not, however, exceed the amount required to meet the financial hardship.

            (e) In the event of a withdrawal, the Participant's balance in each Fund shall be reduced by an amount which is determined by multiplying such balance by a fraction, the numerator of which is the total amount of the withdrawal and the denominator is the total of the balances in all the Funds in the Participant's Account (or Accounts) from which the withdrawal is made.

            (f) Amounts withdrawn shall be paid to the Participant as soon as is practicable pursuant to rules which are prescribed by the Benefits Committee.

                                    ARTICLE 8
                                      LOANS
                                      -----

      8.1 IN GENERAL. Effective October 18, 1989, any Participant may, with the consent of the Benefits Committee, obtain a loan from the Plan, subject to the conditions of this Article 8. The decision of the Benefits Committee or its delegate with respect to any loan or loan application hereunder shall be final and conclusive on all persons.

      8.2 TIME AND AMOUNT OF LOANS. A Participant may request a loan by submitting such form as the Benefits Committee or its delegate may prescribe or approve in writing to the Benefits Committee at least 15 days prior to any Valuation Date. A Participant may have only one loan outstanding at any time and may not reapply for a loan within the six month period after a prior loan (and all accrued interest) has been repaid in full. The amount of any loan may not be less than $500 and may not exceed the lesser of (a) $50,000 reduced by the highest outstanding balance of loans to the Participant during the one-year period ending on the date before the date on which the loan is made, or (b) one-half of the aggregate value of the Participant's Before-Tax Contributions, After-Tax Contributions, Qualified Nonelective Contributions Account and Rollover Contributions Accounts and the vested value of his or her Company Contributions Account and Matching Contributions Account. Such value will be determined as of the Valuation Date on which the loan is approved.

      8.3 REQUIREMENTS. Each loan shall:
          ------------

            (a) be evidenced by a promissory note signed by the Participant, granting to the Trustee a security interest in up to 50% of the entire right, title, and interest in and to the Participant's Accounts, and such other security (if any) as the Benefits Committee may require, a loan agreement and such other documents as the Benefits Committee or its delegate shall require. In the event the Participant is married at the time application for a loan is made, the Benefits Committee may require as a condition of any loan that (i) the Participant's spouse consent in writing to the making of the loan, subject to such additional rules as the Benefits Committee may prescribe;

            (b) be repaid in full, in installments payable not less frequently than quarterly, and over such period, not to exceed five years from the date the loan is made, as the Benefits Committee or its delegate shall determine. Repayment shall be by means of payroll deduction or by such other means as the Benefits Committee may from time to time permit; and

            (c) bear interest at a reasonable rate as determined by the Benefits Committee.

      8.4 REPAYMENT OTHER THAN IN NORMAL COURSE.
          -------------------------------------
            (a) If, at the time benefits are to be distributed (or to commence being distributed) to the Participant or his or her Beneficiary, there remains any unpaid balance of a loan obtained hereunder such loan will become immediately due and payable. The unpaid balance, together with any accrued but unpaid interest, will be deducted from the Participant's Accounts before any distribution is made. The amount so deducted will be treated as distributed to the Participant and applied as a payment of the unpaid interest and principal (in that order) under the note evidencing such loan.

            (b) In the event of a default in making any payment of principal or interest when due or upon any other event of default under the note evidencing any loan which continues for more than 30 days after written notice of the default, the unpaid principal and all accrued but unpaid interest will become immediately due and payable in full. In the event of any such default or failure to pay, the Trustee will promptly proceed to collect such unpaid principal, together with any accrued but unpaid interest, by exercising its rights with respect to any security granted by the Participant; PROVIDED, that in no event will the Trustee cause any portion of a Participant's Before-Tax Contributions Account or Qualified Nonelective Contributions Account to be reduced until the earlier of (i) the Participant's attainment of age 59-1/2, or (ii) the time distributions can be made with respect to the Participant pursuant to the terms of the Plan.

      8.5 SOURCE OF LOANS; TREATMENT OF LOAN PAYMENTS. Amounts loaned to a Participant shall be obtained from the Participant's Accounts in the following order: (a) his or her Before-Tax Contributions Account; (b) the vested portion of his or her Matching Contributions Account; (c) the vested portion of his or her Company Contributions Account; (d) his or her Rollover Contributions Account; (e) his or her After-Tax Contributions Account and (f) his or her Qualified Nonelective Contributions Account. Amounts loaned to a Participant shall be deducted pro rata from each of the Funds in which such Accounts are invested. The note evidencing a loan will constitute an asset of the Plan allocated to the Participant's Accounts, in proportion to their respective amounts loaned from such Accounts. Such note will, for purposes of the Plan, be deemed to have a value at any given time equal to the unpaid balance of the note plus the amount of any accrued but unpaid interest. Payments made with respect to any such note will be credited ratably to the Participant's

Accounts in proportion to the respective interests of such Accounts in the note and will be invested in the Funds (other than the Cabot Stock Fund) in accordance with the Participant's current investment elections. In the event the Participant fails to make an investment election with respect to such payments, he or she will be deemed to have directed such payments to be invested in Fund B.

      8.6 LOANS TO BE NONDISCRIMINATORY. Loans will be made available to all Participants on a reasonably equivalent basis, except that the Benefits Committee may make reasonable distinctions based upon credit worthiness and may otherwise limit the availability of loans in accordance with the provisions of this Article 8.

      8.7 RULES AND PROCEDURES. The Benefits Committee shall promulgate such rules and procedures, not inconsistent with the express provisions of this Article, as it deems necessary to carry out the purposes of this Article. All such rules and procedures shall be deemed part of the Plan for purposes of section 2550.408b-1(d) of the Department of Labor regulations.

                                    ARTICLE 9
                 BENEFITS UPON TERMINATION OF EMPLOYMENT, DEATH
                 ----------------------------------------------


      9.1 TERMINATION OF EMPLOYMENT.
          -------------------------
            (a) Subject to Sections 9.5 and 9.6, a Participant who terminates employment with the Affiliated Employers after (i) attaining his or her Early Retirement Age while an Employee, (ii) attaining his or her Normal Retirement Age while an Employee, or (iii) suffering a Total and Permanent Disability will be entitled to receive the value of his or her Accounts, determined as of the Valuation Date which is not less than 15 days after a distribution election form is filed with the Benefits Committee, payable in accordance with Section 9.3(a).

            (b) Subject to Sections 9.5 and 9.6, a Participant who terminates employment with the Affiliated Employers under circumstances other than those described in subsection (a) above will be entitled to receive a benefit, payable in accordance with 9.3(b), equal to the sum of (i) the values of his or her After-Tax Contributions Account, Before-Tax Contributions Account, Qualified Nonelective Contributions Account and Rollover Contributions Account and (ii) the value of the vested portion of his or her Company Contributions Account and his or her Matching Contributions Account, calculated in accordance with the provisions of
      Section 5.2, determined as of the Valuation Date which is not less than 15 days after a distribution election form is filed with the Benefits Committee. For purposes of this Section 9.1(b), if the vested value of a Participant's Company Contributions Account and Matching Contributions Account is zero, the Participant shall be deemed to have received a complete distribution of such Accounts.

      9.2 DEATH.
          -----
            (a) Upon the death of a Participant before his or her Annuity Starting Date, the designated Beneficiary of the Participant will be entitled to receive the value of the Participant's Accounts, determined as of the Valuation Date which is not less than 15 days after a distribution election form is filed with the Benefits Committee, in cash in a single sum as soon as practicable following the Participant's death (but in no event later than December 31, of the calendar year following the year of the Participant's death). Upon the death of a Participant on or after his or her Annuity Starting Date, the designated Beneficiary of the Participant shall, at the election of the Beneficiary, (i) continue to receive any remaining distributions not yet paid to the Participant at the time of his or her death or (ii) receive a single sum distribution in cash of the remaining value of the Participant's Accounts, determined as of the Valuation Date which is not less than 15 days after a distribution election form is filed with the Benefits Committee, as soon as practicable after the death of the Participant (but in no event later than December 31 of the calendar year following the year of the Participant's death).

            (b) A Participant may designate such Beneficiaries and Secondary Beneficiaries as he or she wishes by filing a Beneficiary designation form with the Benefits Committee. Such Beneficiary may be one or more natural persons or legal entities, provided that, if more than one person or entity is named, the Participant shall indicate the share and/or precedence of each person or entity. A Participant may change his or her designation of a Beneficiary at any time and from time to time by filing a change of Beneficiary designation form with the Benefits Committee. Notwithstanding anything herein to the contrary, the spouse of a married Participant shall be the sole Beneficiary of such Participant unless:

                  (i) prior to the death of the Participant, he or she
            designated a person other than his or her spouse as Beneficiary, such designation to be made in writing at such time and in such manner as the Benefits Committee shall approve or prescribe; and

                  (ii)  either

                         (1) the surviving spouse has consented in writing to
                  the designation described in (1) above and such consent acknowledged the effect of such designation (with acknowledgement of the specific non-spouse beneficiary, including, where applicable, any class of beneficiaries or contingent beneficiaries) and is witnessed by a notary public; or

                        (2) it is established to the satisfaction of the
                  Benefits Committee that spousal consent cannot be obtained because there is no spouse, because the spouse has died, because the spouse cannot be located, or because of such other circumstances as the Secretary of Treasury may prescribe; or

                        (3) the Benefits Committee receives from the Participant
                  a court order certifying either that such individual is legally separated from or has been abandoned by his or her spouse, and no qualified domestic relations order exists requiring the consent of such spouse.

      In the event a spouse is legally incompetent to give the consent and acknowledgement under (1) above, the spouse's legal guardian, even if the guardian is the Participant, may give such consent and acknowledgement on behalf of the spouse. Any consent by a spouse (or establishment that spousal consent cannot be obtained) pursuant to this paragraph shall be effective only with respect to such spouse, but shall be irrevocable once made.

            (c) In the event that a Beneficiary or a Secondary Beneficiary becomes entitled to receive a distribution from the Plan upon the death of a Participant, such Beneficiary may designate a beneficiary to receive any benefits that remain unpaid at such Beneficiary's death. Such beneficiary may elect (i) to continue to receive any payments remaining to be paid to such Beneficiary at the time of his or her death, or (ii) to receive a single sum distribution of the benefits that remain unpaid at such Beneficiary's death.

            (d) If a Participant dies without a surviving Beneficiary or Secondary Beneficiary, any amount which is payable on account of the Participant's death shall be paid to his or her estate or, in the event that the Participant dies intestate, to such one or more individuals as the Benefits Committee in its sole discretion may determine.

      9.3 FORMS OF DISTRIBUTION IN THE EVENT OF TERMINATION OF EMPLOYMENT.
          ---------------------------------------------------------------
            (a) In the event a Participant terminates employment as a result of one of the events described in Section 9.1(a), the distribution of his or her Accounts may be paid in any one or more of the following ways as the Participant may elect; provided, however, that, if the value of the Participant's vested Accounts does not exceed $3,500 at the time of the distribution (or at the time of any prior distribution), distribution of such Accounts shall be made in cash in a single payment as soon as reasonably practicable after the event giving rise to the distribution:

                  (i) in cash, or, to the extent of the Participant's vested interest in Fund A, in Company Stock (subject to such restrictions as the Benefits Committee may determine), in a single payment;

                  (ii) in cash in installments over a period not to exceed 15 years where (1) the amount of each such installment is to be determined by dividing the unpaid balance by the number of installments remaining to be paid, (2) each such installment is to be paid as of a Valuation Date, and (3) the account balance of each Fund from which the installments are paid are to be revalued as of each Valuation Date which coincides with an installment payment date until all installments have been paid; provided, however, once installment payments have begun, the Participant may make a one-time election to
            (A) change the number of installments (which may not in the aggregate exceed 15 years), or (B) make a new election;

                  (iii) if the Participant is a participant in the Cash Balance
            Plan sponsored by the Company, by rolling over the vested value of the Participant's Accounts determined under Sections 9.1 or 9.2, whichever is applicable, to such Plan; or

                  (iv) if the Participant is not a participant in the Cash
            Balance Plan sponsored by the Company, by the purchase and delivery to the Participant of a nontransferable annuity contract providing for an annuity payable (1) over a period not to exceed the life expectancy of the Participant or the joint and last survivor expectancy of the Participant and his or her spouse, or (2) over the life of the Participant or over the lives of the Participant and his or her spouse including, if the Benefits Committee so directs, provision for a guarantee that the total payments shall equal the amount paid for the contract.

                  In the case of a Participant who elects at any time a life annuity option under this Section 9.3(iv), such annuity contract shall provide for payment in the form of a single life annuity for such Participant's life with, if such Participant is married on the Annuity Starting Date, a survivor annuity payable for the life of such spouse equal to at least 50% but no more than 100% of the annuity benefit for the Participant's life, unless the Participant elects otherwise in accordance with the following requirements:

                        (1) The election period during which the Participant may
                  elect to waive the annuity form described above is the 90-day period ending on the Annuity Starting Date.

                        (2) No less than 30 days and no more than 90 days prior
                  to the Participant's Annuity Starting Date, the Benefits Committee will furnish to the Participant a written notification in nontechnical terms containing (A) the terms and conditions of the annuity form described above, including the circumstances in which it will be provided unless the Participant has elected to waive such annuity form; (B) the Participant's right to make, and the effect of, an election to waive such annuity form; (C) the rights of the Participant's spouse (if any); (D) the right to make, and the effect of a revocation of an election under this subsection; (E) a general description of the eligibility conditions and other material features of the optional forms of benefit available under the Plan (including the right to defer a distribution until the Participant's attainment of age 65) and sufficient additional information to explain the relative values of the optional forms of benefit; and (F) a general explanation of the relative financial effects on the amounts of the Participant's periodic benefits of an election under this subsection.

                       (3) The Participant may elect to waive the annuity form
                  described above at any time during the election period described in (1) above. Any such election or revocation of election shall be made in such form and manner as the Benefits Committee shall prescribe (consistent with applicable Treasury regulations). In no event, however, shall an election by a Participant who is married on his or her Annuity Starting Date to waive such annuity form take effect unless (A) the Participant's spouse consents to the election and acknowledges the effect of the election (including the effect of any commencement of benefits prior to the Participant's attainment of age 65) and the specific form of benefits and non-spouse beneficiaries, including any individuals or trust, or contingent annuitants, such consent and acknowledgement to be made in writing and witnessed by a notary public; (B) it is established to the satisfaction of the Benefits Committee that spousal consent cannot be obtained because there is no spouse, because the spouse has died, because the spouse cannot be located, or because of such other circumstances as the Secretary of Treasury may prescribe; or (C) the Benefits Committee receives from the Participant a court order certifying either that the Participant is legally separated from his or her spouse or has been abandoned by the spouse, and no qualified domestic relations order exists requiring the consent of such spouse. In the event a spouse is legally incompetent to give the consent and acknowledgement under (A) above, the spouse's legal guardian, even if the guardian is the Participant, may give such consent and acknowledgement on behalf of the spouse. Any consent by a spouse (or establishment that spousal consent cannot be obtained) pursuant to this paragraph shall be effective only with respect to such spouse, but shall be irrevocable once made.

                      (4) The Participant may revoke any election made under
                  this subsection without the need of spousal consent by filing a written revocation with the Benefits Committee any time during the election period described in (A) above. No such revocation of election shall prevent the Participant from making a subsequent election under this subsection during such election period. If the Participant makes an election under this subsection and dies before his or her Annuity Starting Date, such election shall be considered revoked for all Plan purposes.

            (b) In the event a Participant terminates employment within the meaning of Section 9.1(b), the distribution of his or her vested Accounts will be made to a Participant in one of the followings ways:

                  (i) if the value of the Participant's vested Accounts does not exceed $3,500 at the time of the distribution (or at the time of any prior distribution), in cash in a single payment as soon as reasonably practicable after the Participant's termination of employment; or

                  (ii) subject to Section 9.5, if the value of the Participant's vested Accounts is $3,500 or more, in cash, or, to the extent of the Participant's vested interest in Fund A, in Company Stock (subject to such restrictions as the Benefits Committee may determine), in a single payment as soon as reasonably practicable after the Valuation Date which is not less than 15 days after a distribution election form is filed with the Benefits Committee.

      9.4 CERTAIN CORPORATE DISPOSITIONS. Subject to Section 9.5, if a Participant is affected by an Asset Sale which satisfies the applicable requirements of section 401(k)(10) of the Code, he or she will be entitled under this Section 9.4 to a benefit, payable in accordance with Section 9.3(b), equal to the sum of (a) the balances of his or her After-Tax Contributions Account, Before-Tax Contributions Account, Qualified Nonelective Contributions Account and Rollover Contributions Account and (b) the vested balance of his or her Company Contributions Account and Matching Contributions Account determined in accordance with the provisions of Section 5.2.

      9.5 CONSENT TO DISTRIBUTIONS BEFORE NORMAL RETIREMENT AGE. No distribution shall be made to any Participant before his or her Normal Retirement Age unless

            (a) the Participant's prior written consent, and, if required by Code section 401(a)(11), the prior written consent of his or her spouse, to the distribution has been obtained by the Benefits Committee, or

            (b) the value of the Participant's vested Accounts, determined as of the Valuation Date coinciding with or next preceding the date of the distribution or any prior distribution, does not exceed $3,500.

      9.6 LATEST COMMENCEMENT OF BENEFITS.
          -------------------------------

            (a) Unless a Participant elects otherwise in accordance with the terms of the Plan, his or her benefit payments shall commence not later than the 60th day after the close of the Plan Year in which the latest of the following events occurs:

                  (i) his or her 65th birthday;

                  (ii) the 10th anniversary of the year in which he or she
            commenced participation in the Plan;

                  (iii) his or her death, Total and Permanent Disability, or termination of employment with the Affiliated Employers.

            (b) In any event, and notwithstanding any election or provision of the Plan to the contrary, distribution to a Participant shall commence not later than April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2 in accordance with the procedures and restrictions which the Benefits Committee may prescribe from time to time.

                  (i) If a Participant is still an Employee at the time
            distributions are required to commence under this Section 9.6(b), he or she shall receive or commence to receive a distribution (1) in such form as the Participant elects under Section 9.3(a) or (2) in the event the Participant fails to make a timely election under (i) above, in the form of a single cash payment of his or her Accounts, valued as of the preceding December 31, and the value (if any) of the

            Participant's Accounts as of any subsequent December 31 shall be distributed on or before the following December 31 (but not in excess of the value of such Accounts at the time of distribution).

                  (ii) If a Participant is no longer an Employee at the time distributions are required to begin under this Section 9.6(b), he or she shall receive or commence to receive a distribution (1) in such form as the Participant elects under Section 9.3(a) or (2) in the event the Participant fails to make a timely election under Section 9.3(a), in the form of a single cash payment of the value of the Participant's Accounts.

            (c) All distributions from the Plan must be made in accordance with the requirements of section 401(a)(9) of the Code and the regulations thereunder, including without limitation the "designated beneficiary" rules and the minimum distribution incidental benefit requirements of Proposed Treasury Regulation section 401(a)(9)-2.

      9.7 DIRECT ROLLOVERS. Effective January 1, 1993, a Participant, a Beneficiary who is the Participant's surviving spouse, or an alternate payee of the Participant who is entitled to receive an eligible rollover distribution within the meaning of Code section 402(c)(4), may elect to have such distribution paid directly to an eligible retirement plan within the meaning of Code section 401(a)(31)(D). Such distribution may be made (a) in the form of a direct rollover or by any other means prescribed by regulations which otherwise satisfy the requirements for a direct payment to the eligible retirement plan so specified and (b) if the Participant, Beneficiary or alternate payee so elects, without regard to the 30-day notice period otherwise required under section 411(a)(11) of the Code.

                                   ARTICLE 10
                                 ADMINISTRATION
                                 --------------


      10.1 ALLOCATION OF RESPONSIBILITY AMONG FIDUCIARIES FOR PLAN AND TRUST ADMINISTRATION. The Fiduciaries shall have only those specific powers, duties, responsibilities and obligations as are specifically given or delegated to them under the Plan or the Trust. The Participating Employers, or the Company on behalf of the Participating Employers, shall have the sole responsibility for making the contribution under the Plan as specified in Articles 3 and 4. The Board of Directors shall have the sole authority to appoint and remove the members of the Investment Committee and the Benefits Committee. The Board of Directors shall have the authority to amend or terminate, in whole or in part, the Plan or the Trust. The Investment Committee and the Benefits Committee shall have the respective responsibilities for the administration of the Plan delegated to them under Section 10.4. The Trustee shall have the sole responsibility for the administration of the Trust and the management of the assets held under the Trust, except where an investment manager has been appointed in accordance with the provisions of section 402(c)(3) of ERISA.

      Each Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan or the Trust, as the case may be, authorizing or providing for such direction, information or action. Furthermore, each Fiduciary may rely upon any direction, information or action of another Fiduciary as being proper under the Plan or the Trust, and is not required under the Plan or the Trust to inquire into the propriety of any direction, information or action. It is intended under the Plan and the Trust that each Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan and the Trust and shall not be responsible for any act or failure to act of another Fiduciary. No Fiduciary guarantees the Trust in any manner against investment loss or depreciation in asset value.

      10.2 APPOINTMENT OF COMMITTEES. The Plan shall be managed and administered by an Investment Committee and a Benefits Committee, each consisting of not less than three persons who shall be appointed from time to time by the Board of Directors and who shall serve at the pleasure of such Board. Members of each respective Committee shall jointly share the responsibility for the functions of such Committee. No member of the Investment Committee or the Benefits Committee who is a full-time employee of an Affiliated Employer shall receive any compensation from the Plan for his or her services as such, but may be reimbursed for reasonable expenses actually incurred in the administration of the Plan. The Investment Committee and the Benefits Committee shall review with the Committee the results of their respective activities annually.

      10.3 EXPENSES. All usual and reasonable expenses of the Plan, the Benefits Committee and the Investment Committee may be paid in whole or in part by the Company, and any expenses not paid by the Company shall be paid by the Trustee out of the Trust Fund.

      10.4 POWERS AND DUTIES. In addition to any implied powers and duties which may be necessary or desirable to carry out the provisions of the Plan or to carry out the functions described below:

            (a) The Benefits Committee shall have the following specific discretionary powers and duties:

                  (i) To make and enforce such rules and regulations as it shall deem necessary or proper for the efficient administration of the Plan;

                  (ii) To interpret the Plan and to decide any and all matters arising thereunder, including the right to remedy possible ambiguities, inconsistencies, or omissions; provided, however, that all such interpretations and decisions shall be applied in a uniform manner to all Participants similarly situated;

                  (iii) To compute the amount of benefits which shall be payable to any Participant or Beneficiary in accordance with the provisions of the Plan;

                  (iv) To authorize disbursements from the Trust Fund, which authorization by a member of the Benefits Committee delegated such authority by a majority of the Benefits Committee shall be evidenced in writing or by such other means as the Benefits Committee may approve or prescribe, including (if so approved) authorization by telephone or other remote communication;

                  (v) To perform any and all duties required of the
            "administrator" of a Plan under ERISA and the Code;

                  (vi) To adopt on behalf of the Company amendments to the Plan requested by the Internal Revenue Service or other regulatory agencies upon administrative review or audit, to recommend to the Board of Directors or the Executive Committee of the Company the adoption of any material amendments to the Plan, and to adopt all other amendments to the Plan; and

                  (vii) To promulgate such rules and procedures, identify such fiduciaries, and provide Participants with such information with respect to the investment options available for participant-direction, not inconsistent with the express provisions of this Article, as it deems necessary or advisable for purposes of satisfying the applicable requirements of ERISA section 404(c) and all such rules and procedures, identifications and information shall be deemed to be a part of the Plan for purposes of Department of Labor Regulation section 2550.404c-1.

            (b) The Investment Committee shall have the following specific discretionary powers and duties:

                  (i) To develop and oversee an investment and funding policy, to choose and review investment options offered under the Plan, and to review the management of all assets of the Plan, including the appointment, removal and supervision of investment managers;

                  (ii) To adjust from time to time, as directed by the
            Committee, the values of Stockholders' Equity or Income or any other accounting concept when there have been changes in accounting principles and when there would be an unfair result without such adjustments; and

                  (iii) To appoint and remove one or more Trustees and to review their performance annually.

            (c) The Investment Committee and the Benefits Committee shall each have the power to allocate fiduciary and other responsibilities (other than Trustee responsibilities) among themselves or other persons (including corporate persons) by naming in writing the fiduciary or other person to whom such responsibility is allocated, with a description of the responsibility and an outline of the duties involved.

            (d) The Investment Committee and the Benefits Committee shall each have the power to appoint or employ persons to assist it in the administration of the Plan and may appoint or employ any other agents it deems advisable, including legal counsel, actuaries, auditors, bookkeepers and recordkeepers to serve at its direction.

      10.5 RELIANCE ON EXPERTS; INDEMNIFICATION. The members of the Investment Committee and the Benefits Committee and the officers, directors and employees of a Participating Employer shall be entitled to rely upon all tables, valuations, certificates, and reports furnished by any duly appointed accountant or independent auditors, and upon all opinions given to them by any legal counsel. The members of each such Committee and the officers, directors and employees of a Participating Employer shall be fully protected to the extent permitted by law, against any action taken in good faith in reliance upon any such tables, valuations, certificates, reports, or opinions. All actions so taken shall, to the extent permitted by law, be conclusive upon each of them and upon all persons having any interest under the Plan.

      No member of any such Committee or officer or director or employee of a Participating Employer shall be personally liable by virtue of any instrument executed by him or her or on his or her behalf with respect to the Plan, or for any mistake of judgment made by him or her or any other such person, or for any neglect, omission or wrongdoing of any other such person or of anyone employed by an Employer, or for any loss unless resulting from his or her own gross negligence or willful misconduct, except as otherwise expressly provided in ERISA. Each member of each such Committee and every officer, director, and employee of a Participating Employer shall be indemnified against liabilities and expenses, including attorney's fees, reasonably incurred by him or her in connection with any action to which he or she may or might be a party by reason of his or her acts or omissions with respect to the Plan, except in relation to matters as to which he or she shall be adjudged in such action to be liable for gross negligence or willful misconduct in the performance of his or her duty. The foregoing right of indemnification shall be in addition to any other rights to which any such person may be entitled.

      10.6 BINDING ACTION. To the fullest extent permitted by law, the Investment Committee and the Benefits Committee shall have full discretion as to the exercise of their respective powers, duties, and responsibilities under the Plan and all actions taken and decisions made by the Investment Committee or the Benefits Committee shall be final, conclusive and binding on all persons having any interest in the Plan or in any benefits payable thereunder in the absence of clear and convincing evidence that any such Committee acted arbitrarily or capriciously.

      10.7 CLAIMS AND REVIEW PROCEDURES.
           ----------------------------

            (a) CLAIMS PROCEDURE. If any person believes he or she is being denied any rights or benefits under the Plan, such Person may file a claim in writing with the Benefits Committee. If any such claim is wholly or partially denied, the Benefits Committee will notify such person of its decision in writing. Such notification shall be written in a manner calculated to be understood by such person and will contain (i) specific reasons for denial, (ii) specific reference to pertinent plan provisions,
      (iii) a description
      of any additional material or information necessary for such person to perfect such claim and an explanation of why such material or information is necessary and (iv) information as to the steps to be taken if the person wishes to submit a request for review. Such notification will be given within 90 days after the claim is received by the Benefits Committee (or within 180 days, if special circumstances require an extension of time for processing the claim, and if written notice of such extension and circumstances is given to such person within the initial 90-day period). If such notification is not given within such period, the claim will be considered denied as of the last day of such period and such person may request a review of his or her claim.

            (b) REVIEW PROCEDURE. Within 60 days after the date on which a person receives a written notice of a denied claim (or, if applicable, within 60 days after the date on which such denial is considered to have occurred) such person (or his or her duly authorized representative) may
      (i) file a written request with the Benefits Committee for a review of his or her denied claim and of pertinent documents and (ii) submit written issues and comments to the Benefits Committee. The Benefits Committee will notify such person of its decision in writing. Such notification will be written in a manner calculated to be understood by such person and will contain specific reasons for the decision as well as specific references to pertinent Plan provisions. The decision on review will be made within 60 days after the request for review is received by the Benefits Committee (or within 120 days, if special circumstances require an extension of time for processing the request, and if written notice of such extension and circumstances is given to such person within the initial 60-day period). If the decision on review is not made within such period, the claim will be considered denied.

                                   ARTICLE 11
                             MANAGEMENT OF THE FUND
                             ----------------------


      11.1 APPOINTMENT OF TRUSTEE AND INVESTMENT MANAGERS. All contributions shall be paid over to the Trustee who shall be appointed from time to time by the Investment Committee with such powers as to the control and disbursement of the Trust Fund as the Benefits Committee shall approve and as shall be in accordance with the Plan. The Investment Committee may provide that a Trustee or other entity shall have investment discretion with respect to all or part of the assets of the Plan. The Investment Committee may appoint one or more investment managers within the meaning of section 3(38) of ERISA to have investment discretion with respect to any portion of such assets. The Investment Committee may establish investment objectives for any or all of the Funds, and provide general or specific instructions to any Trustee or investment manager in respect thereof. The Investment Committee may remove any Trustee and any investment manager at any time, and upon such removal or upon the resignation of such Trustee or investment manager, the Investment Committee shall designate a successor to act as Trustee or to have investment discretion over the applicable assets of the Trust Fund.

      11.2 ASSETS HELD FOR EXCLUSIVE BENEFIT. All assets of the Plan shall be held in the Trust Fund for the exclusive benefit of Participants and their Beneficiaries and, prior to the satisfaction of all liabilities with respect to every such Participant, or his or her Beneficiary, no part of the corpus or income of the Fund shall be used for, or diverted to, purposes other than for the exclusive benefit of such persons and the administrative expenses of the Plan.

      11.3 VOTING RIGHTS. Each Participant or, if applicable, each Beneficiary shall have the right to direct the Trustee in writing as to the manner in which voting rights appurtenant to Company Stock held on behalf of such Participant or, if applicable, such Beneficiaries under the Plan, as of the most recent Valuation Date for which information is available, are to be exercised on each matter brought before an annual or special stockholders' meeting of the Company and on each matter as to which stockholder authorization of corporate action is solicited by written consent. Before each such meeting or solicitation, the Benefits Committee shall cause to be furnished to each such person a copy of the proxy or other solicitation material, together with a form requesting confidential directions on how the shares held on behalf of such individual shall be voted on each such matter. Upon timely receipt of such directions, the Trustee shall, on each such matter, vote as directed the number of shares (including fractional shares) of Company Stock held on behalf of such individual. The directions received by the

Trustee from each such person shall be held by the Trustee in confidence and shall not be divulged or released to any other person, including officers or employees of the Company or any Participating Employer. The Trustee shall vote all shares of allocated Company Stock for which it has not received timely directions on a particular matter, as well as all shares of Company Stock held pending allocation to any such person's Accounts, in the aggregate in the same manner as the majority of all directed shares are voted.

      11.4 LIMITATION ON TRUSTEE'S RIGHT TO SELL COMPANY STOCK. The Trustee shall not sell any shares of Company Stock held by it under the Plan except:

            (a) such shares as shall be required to be sold pursuant to the written directions of the Investment Committee to provide funds to be distributed to Participants or their Beneficiaries pursuant to their directions or the directions of their representatives or agents;

            (b) such shares as shall be sold pursuant to the written directions of the Investment Committee upon the occurrence of an event described in
      Section 12.2 or 12.3; or

            (c) such shares as shall be tendered or exchanged in response to a tender or exchange offer and in accordance with this Section 11.4(c).

      Each Participant or, if applicable, Beneficiary shall have the right, to the extent of the number of shares of Company Stock held on his or her behalf under the Plan as of the most recent Valuation Date for which information is available, to direct the Trustee in writing as to the manner in which to respond to a tender or exchange offer with respect to shares of Company Stock. The Benefits Committee shall use its best efforts timely to distribute or cause to be distributed to each such person such information as will be distributed to stockholders of the Company in connection with any such tender offer or exchange offer, together with a form requesting confidential instructions on whether or not such shares will be tendered or exchanged. Upon timely receipt of such instructions, the Trustee shall respond as instructed with respect to shares of such Company Stock. The instructions received by the Trustee from any such person shall be held by the Trustee in confidence and shall not be divulged or released to any other person, including officers or employees of the Company or any Participating Employer. If the Trustee does not receive timely instruction from a Participant or, if applicable, Beneficiary as to the manner in which to respond to such a tender or exchange offer, such person shall be deemed to have instructed the Trustee not to tender or exchange the shares held on behalf of such person, and the Trustee shall not tender or exchange any such shares.

                                   ARTICLE 12
                          RIGHT TO ALTER AND TERMINATE
                          ----------------------------


      12.1 RIGHT TO AMEND; PARTIAL TERMINATION. Except as otherwise provided in
Section 10.4(a)(vi) and Section 10.4(b)(i), the Board of Directors expressly reserves the right to alter, amend or modify the Plan, retroactively or otherwise, or to terminate the Plan, in whole or in part, or to modify the methods of funding or administration thereof. In the event of any partial or complete termination of the Plan, the rights of all affected Participants to their Matching Contributions Account and Company Contributions Account as of the date of such termination shall be nonforfeitable.

      12.2 PAYMENT UPON PARTIAL OR COMPLETE TERMINATION. If the Plan is terminated or partially terminated pursuant to Section 12.1, and the Board of Directors determines that the Trust Fund shall be terminated, the Benefits Committee shall cause the Fund and all Accounts of the Participants affected by the termination to be revalued as if the termination date were a Valuation Date, and the Accounts shall be distributed in the manner set forth in Section 9.3.

      12.3 DISCONTINUATION OF CONTRIBUTIONS. If the Plan is terminated but the Board of Directors determines that the Trust Fund shall be continued pursuant to its terms and the provisions of this Article 12, no further contributions shall be made by the Company, but the Trust Fund shall be administered as though the Plan were otherwise in full force and effect. If the Trust Fund is subsequently terminated, the provisions of Section 12.2 hereof shall then apply.

      12.4 MERGER OR TRANSFER OF ASSETS. No merger or consolidation with, or transfer of assets or liabilities to, any other person or retirement plan shall be made unless the benefit each Participant in this Plan would receive if the Plan were terminated immediately after such merger, consolidation, or transfer of assets and liabilities would be at least as great as the benefit the Participant would have received had the Plan terminated immediately before such merger, consolidation, or transfer.

      12.5 SPECIAL RULES APPLICABLE TO CERTAIN OFFICERS, ETC. Notwithstanding any other provision of the Plan, those provisions of the Plan described in Rule 16b-3(c)(2)(ii) promulgated under the Securities Exchange Act of 1934, as amended (the "'34 Act"), to the extent such provisions relate to any person who is an "officer" (within the meaning of Rule 16a-1(f) promulgated under the '34
Act) or director of the Company or the beneficial owner of more than 10% of any class of equity security of the Company (other than an exempted security), shall not be altered or amended more than once every six months except to comport with changes in the Code, ERISA, or the rules thereunder. This Section 12.5 shall be construed and applied consistent with Rule 16b-3(c)(2)(ii) promulgated under the '34 Act.

                                   ARTICLE 13
                             LIMITS ON CONTRIBUTIONS
                             -----------------------


      13.1 CODE SECTION 404 LIMITS. The sum of the contributions made by each Participating Employer under the Plan for any Plan Year shall not exceed the maximum amount deductible under the applicable provisions of the Code. All contributions under the Plan made by a Participating Employer are expressly conditioned on their deductibility under Code section 404 for the taxable year when paid (or treated as paid under Code section 404(a)(6)).

      13.2 CODE SECTION 415 LIMITS.

            (a) INCORPORATION BY REFERENCE. Code section 415 is hereby incorporated by reference into the Plan.

            (b) ANNUAL ADDITION. The Benefits Committee shall determine an "annual addition" for each Participant for each Limitation Year, which shall consist of the following amounts allocated to the Participant's Accounts for the year:

                   (i) Before-Tax Contributions,

                  (ii) Qualified Nonelective Contributions,

                 (iii) After-Tax Contributions,

                  (iv) Matching Contributions,

                   (v) Company Contributions,

                  (vi) Amounts allocated to an individual medical account (as defined in Code section 415(l)(2)) which is part of a pension or annuity plan maintained by an Affiliated Employer, and

                  (vii) Amounts derived from contributions paid or accrued which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code section 419A(d)(3)) under a welfare benefit fund (as defined in Code section 419(e)) maintained by an Affiliated Employer.

            (c) GENERAL LIMITATION ON ANNUAL ADDITIONS. Effective October 1, 1987, the annual addition to a Participant's Accounts under the Plan for any Limitation Year, when added to the annual additions to his or her accounts for such Year under all other defined contribution plans maintained by the Affiliated Employers, shall not exceed the lesser of (i) $30,000 (or, if greater, one-fourth of the limitation in effect for the Limitation Year under Code section 415(b)(1)(A)), or (ii) 25% of the Participant's Compensation for such Limitation Year.

            (d) COMBINED LIMITATIONS. In the case of a Participant who also participates in a defined benefit plan maintained by an Affiliated Employer, the annual addition for a Limitation Year will, if necessary, be further limited so that the sum of the Participant's defined contribution fraction and his or her defined benefit plan fraction for such Limitation Year does not exceed 1.0.

                  (i) A Participant's "defined contribution fraction" shall be a fraction, the numerator of which is the sum of the annual additions to the Participant's accounts under all the defined contribution plans (whether or not terminated) maintained by an Affiliated Employer for the current and all prior Limitation Years (including the annual additions attributable to the Participant's nondeductible employee contributions to all defined benefit plans, whether or not terminated, maintained by an Affiliated Employer, and the annual additions attributable to all welfare benefit funds, as defined in section 419(e) of the Code, and individual medical accounts, as defined in section 415(l)(2) of the Code, maintained by an Affiliated Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years of service with the Affiliated Employers (regardless of whether a defined contribution plan was maintained by an Affiliated Employer). The maximum aggregate amount in any Limitation Year is the lesser of 125% of the dollar limitation determined under Code sections 415(b) and (d) in effect under Code section 415(c)(1)(A) or 35% of the Participant's Compensation for such year. If the Employee was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by an Affiliated Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the plan made after May 5, 1986, but using the section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987. The annual addition for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all employee contributions as annual additions.

                (ii) A Participant's "defined benefit fraction" shall be a fraction, the numerator of which is the sum of the Participant's projected annual benefits under all the defined benefit plans (whether or not terminated) maintained by an Affiliated Employer, and the denominator of which is the lesser of 125% of the dollar limitation determined for the Limitation Year under Code sections 415(b) and (d) or 140% of the highest average compensation, including any adjustments under Code section 415(b). Notwithstanding the above, if the Employee was a participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by an Affiliated Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125% of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code section 415 for all Limitation Years beginning before January 1, 1987.

            (e) REDUCTIONS. To the extent necessary to satisfy the limitations of Code section 415 for any Participant, the annual addition which would otherwise be made on behalf of the Participant under the Plan shall be reduced in accordance with subsection (f) below before the Participant's benefit is reduced under any other defined contribution plan, and before the Participant's annual addition is reduced under any and all defined benefit plans.

            (f) ADJUSTMENTS. If, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's compensation for a Plan Year or Limitation Year, a reasonable error in determining the amount of elective deferrals (within the meaning of Code section 402(g)(3)) that may be made with respect to any individual under the limits of Code section 415, or under such other facts and circumstances as may be permitted under regulation or by the Internal Revenue Service, the annual addition under the Plan for a Participant would cause the Code section 415 limitations for a Limitation Year to be exceeded, any After-Tax Contributions and Before-Tax Contributions together with earnings thereon made by or on behalf of the Participant for the Limitation Year, to the extent necessary, will be returned to the Participant. Any contributions so returned will be disregarded for purposes of the limits under Code sections 402(g) and 401(k)(3) and 401(m)(2). If the remaining annual addition for the Participant still exceeds the Code section 415 limits for the Limitation Year, Qualified Nonelective Contributions followed by Company Contributions, followed by Matching Contributions together with earnings thereon, will not be allocated to the Participant's Accounts to the extent necessary for such Limitation Year, but will be used to reduce Participating Employer contributions for the next Limitation Year (and succeeding Limitation Years, as necessary) for that Participant if the Participant is covered by the Plan as of the end of the Limitation Year. However, if the Participant is not covered by the Plan as of the end of the Limitation Year, the excess amounts will not be distributed to Participants or former Participants, but will be held unallocated for that Limitation Year in a suspense account. If the suspense account is in existence at any time during any subsequent Limitation Year, all amounts in the suspense account will be allocated to the Company Contributions Accounts of all Participants in proportion to their relative amounts of Compensation for the subsequent Limitation Year, before any other contributions which would be part of an annual addition are made to the Plan for the subsequent Limitation Year. No investment gains or losses will be allocated to any suspense account described in this paragraph; instead, any such gains or losses shall be allocated among the remaining Accounts in proportion to their respective balances.

      13.3 CODE SECTION 402(g) LIMITS.
           --------------------------
            (a) IN GENERAL. Effective January 1, 1987, the maximum amount of Before-Tax Contributions made on behalf of any Participant for any calendar year, when added to the amount of elective deferrals under all other plans, contracts and arrangements of the Affiliated Employers with respect to the Participant for the calendar year), shall in no event exceed the maximum applicable limit in effect for the calendar year under Treasury Regulation section 1.402(g)-1(d). For purposes of the Plan, an individual's elective deferrals for a taxable year are the sum of the following:

                  (i) Any elective contribution under a qualified cash or
            deferred arrangement (as defined in Code section 401(k)) to the extent not includible in the individual's gross income for the taxable year on account of Code section 402(a)(8) (before applying the limits of Code section 402(g) or this section);

                  (ii) Any employer contribution to a simplified employee
            pension (as defined in Code section 408(k)) to the extent not includible in the individual's gross income for the taxable year on account of Code section 402(h)(1)(B) (before applying the limits of Code section 402(g));

                  (iii) Any employer contribution to a custodial account or
            annuity contract under section 403(b) of the Code under a salary reduction agreement (within the meaning of Code section 3121(a)(5)(D)), and any elective contribution pursuant to an eligible deferred compensation plan under Code section 457, to the extent not includible in the individual's gross income for the taxable year on account of Code section 403(b) or 457 before applying the limits of Code section 402(g); and

                  (iv) Any employee contribution designated as deductible under a trust described in Code section 501(c)(19) (before applying the limits of Code section 402(g)).

      A Participant will be considered to have made "excess deferrals" for a taxable year to the extent that the Participant's elective deferrals for the taxable year exceed the applicable limit described in this Section 13.3(a) above for the year.

            (b) DISTRIBUTION OF EXCESS DEFERRALS. In the event that an amount is included in a Participant's gross income for a taxable year as a result of an excess deferral under Code section 402(g), and the Participant notifies the Benefits Committee on or before the March 1 following the taxable year that all or a specified part of an Before-Tax Contribution made for his or her benefit represents an excess deferral, the Benefits Committee shall make every reasonable effort to cause such excess deferral, adjusted for allocable income, to be distributed to the Participant no later than the April 15 following the calendar year in which such excess deferral was made. The income allocable to excess deferrals is equal to the allocable gain or loss for the taxable year of the individual, but not the allocable gain or loss for the period between the end of the taxable year and the date of distribution (the "gap period"). Income allocable to excess deferrals for the taxable year shall be determined by multiplying the gain or loss attributable to the Participant's Before-Tax Contributions Account for the taxable year by a fraction, the numerator of which is the Participant's excess deferrals for the taxable year, and the denominator of which is the sum of the Participant's Before-Tax Contributions Account balance as of the beginning of the taxable year plus the Participant's Before-Tax Contributions for the taxable year. No distribution of an excess deferral shall be made during the taxable year of a Participant in which the excess deferral was made unless the correcting distribution is made after the date on which the Plan received the excess deferral and both the Participant and the Plan designate the distribution as a distribution of an excess deferral. The amount of any excess deferrals that may be distributed to a Participant for a taxable year shall be reduced by the amount of Before-Tax Contributions that were excess contributions and were previously distributed to the Participant or recharacterized for the Plan Year beginning with or within such taxable year.

            (c) TREATMENT OF EXCESS DEFERRALS. For other purposes of the Code, including Code sections 401(a)(4), 401(k)(3), 404, 409, 411, 412, and 416, excess deferrals must be treated as employer contributions even if they are distributed in accordance with paragraph (b) above. However, excess deferrals of a non-Highly Compensated Employee are not to be taken into account for purposes of Code section 401(k)(3) (the actual deferral percentage test) to the extent the excess deferrals are prohibited under Code section 401(a)(30). Excess deferrals are also to be treated as employer contributions for purposes of Code section 415 unless distributed under paragraph (b) above.

      13.4 CODE SECTION 401(k)(3) LIMITS.
           -----------------------------
            (a) IN GENERAL. Effective October 1, 1987, Before-Tax Contributions made under the Plan are subject to the limits of Code section 401(k)(3), as more fully described below. The Plan provisions relating to the 401(k)(3) limits are to be interpreted and applied in accordance with Code sections 401(k)(3) and 401(a)(4), which are hereby incorporated by reference, and in such manner as to satisfy such other requirements relating to Code section 401(k) as may be prescribed by the Secretary of the Treasury from time to time.

            (b) ACTUAL DEFERRAL RATIOS. For each Plan Year, the Benefits Committee will determine the "actual deferral ratio" of each Participant for whose benefit Before-Tax Contributions have been made. The actual deferral ratio shall be the ratio, calculated to the nearest one-hundredth of one percent, of the Before-Tax Contributions (plus any Qualified Nonelective Contributions treated as Before-Tax Contributions) made on behalf of the Participant for the

      Plan Year to the Participant's Compensation for the applicable period. For purposes of determining a Participant's actual deferral ratio,

                  (i) Before-Tax Contributions will be taken into account only if each of the following requirements is satisfied:

                        (1) the Before-Tax Contribution is allocated to the
                  Participant's Before-Tax Contributions Account as of a date within the Plan Year, is not contingent upon participation in the Plan or performance of services on any date subsequent to that date, and is actually paid to the Trust no later than the end of the 12-month period immediately following the Plan Year to which the contribution relates; and

                        (2) the Before-Tax Contribution relates to Compensation
                  that either would have been received by the Participant in the Plan Year but for the Participant's election to defer under the Plan, or is attributable to services performed in the Plan Year and, but for the Participant's election to defer, would have been received by the Participant within 2 1/2 months after the close of the Plan Year.

            To the extent Before-Tax Contributions which meet the requirements of (1) and (2) above constitute excess deferrals, they will be taken into account for each Highly Compensated Employee, but will not be taken into account for any non-Highly Compensated Employee.

                  (ii) In the case of a Participant who is a Highly Compensated
            Employee for the Plan Year and is eligible to have elective deferrals (and qualified nonelective or qualified matching contributions, to the extent treated as elective deferrals) allocated to his or her accounts under two or more cash or deferred arrangements described in Code section 401(k) maintained by an Affiliated Employer, the Participant's actual deferral ratio shall be determined as if such elective deferrals (as well as qualified nonelective or qualified matching contributions) are made under a single arrangement, and if two or more of the cash or deferred arrangements have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement;

                  (iii) For purposes of determining the actual deferral ratio of a Participant who is a 5% owner or
            one of the 10 most highly paid Highly Compensated Employees, the Before-Tax Contributions (and any Qualified Nonelective Contributions treated as Before-Tax Contributions) and Compensation of such Participant shall include the Before-Tax Contributions (and Qualified Nonelective Contributions treated as Before-Tax Contributions) and Compensation for the Plan Year of the Participant's family members (as defined in Code section 414(q)(6)), such family members shall be disregarded as separate employees for purposes of determining the actual deferral ratio of both Highly Compensated Employees and non-Highly Compensated Employees, and in the event that there are excess contributions with respect to such family members, the excess shall be allocated among such family members in proportion to their Before-Tax Contributions;

                  (iv) The applicable period for determining Compensation for each Participant for a Plan Year shall be the 12-month period ending on the last day of such Plan Year; provided, that to the extent permitted under applicable regulations, the Benefits Committee may choose, on a uniform basis, to treat as the applicable period only that portion of the Plan Year during which the individual was a Participant;

                  (v) Qualified Nonelective Contributions made on behalf of
            Participants who are eligible to receive Before-Tax Contributions shall be treated as Before-Tax Contributions to the extent permitted by Regulation section 1.401(k)-1(b)(5);

                  (vi) In the event that the Plan satisfies the requirements of
            Code sections 401(k), 410(a)(4), or 410(b) only if aggregated with one or more other plans with the same plan year, or if one or more other plans with the same Plan Year satisfy such Code sections only if aggregated with this Plan, then this section shall be applied by determining the actual deferral ratios as if all such plans were a single plan;

                  (vii) An Employee who would be a Participant but for the
            failure to make Before-Tax Contributions shall be treated as a Participant on whose behalf no Before-Tax Contributions are made; and

                  (viii) Before-Tax Contributions which are made on behalf of non-Highly Compensated Employees which could be used to satisfy the Code section 401(k)(3) limits but are not necessary to be taken into account in order to satisfy such limits, may instead be taken into account for purposes of the Code section 401(m) limits to the extent permitted by Regulation sections 1.401(m)-1(b)(5).

            (c) ACTUAL DEFERRAL PERCENTAGES. The actual deferral ratios for all Highly Compensated Employees on whose behalf Before-Tax Contributions have been made for a Plan Year shall be averaged to determine the actual deferral percentage for the highly compensated group for the Plan Year, and the actual deferral ratios for all Employees who are not Highly Compensated Employees but are eligible for Before-Tax Contributions for the Plan Year shall be averaged to determine the actual deferral percentage for the nonhighly compensated group for the Plan Year. The actual deferral percentages for any Plan Year must satisfy at least one of the following tests:

                  (i) the actual deferral percentage for the highly compensated group does not exceed 125% of the actual deferral percentage for the nonhighly compensated group; or

                  (ii) the excess of the actual deferral percentage for the
            highly compensated group over the actual deferral percentage for the nonhighly compensated group does not exceed two percentage points, and the actual deferral percentage for the highly compensated group does not exceed twice the actual deferral percentage of the nonhighly compensated group.

            (d) ADJUSTMENTS BY BENEFITS COMMITTEE. If, prior to the time all Before-Tax Contributions for a Plan Year have been contributed to the Trust, the Benefits Committee determines that Before-Tax Contributions are being made at a rate which will cause the Code section 401(k)(3) limits to be exceeded for the Plan Year, the Benefits Committee may, in its sole discretion, limit the amount of Before-Tax Contributions to be made with respect to one or more Highly Compensated Employees for the balance of the Plan Year by suspending or reducing Before-Tax Contribution elections to the extent the Benefits Committee deems appropriate. Any Before-Tax Contributions which would otherwise be made to the Trust shall instead be paid to the affected Participant in cash.

            (e) EXCESS CONTRIBUTIONS. If the Code section 401(k)(3) limits have not been met for a Plan Year after all contributions for the Plan Year have been made, the Benefits Committee will determine the amount of excess contributions with respect to Participants who are Highly Compensated Employees. To do so, the Benefits Committee will reduce the actual deferral ratio of the Highly Compensated Employee with the highest actual deferral ratio to the extent necessary to (i) enable the Plan to satisfy the 401(k)(3) limits or (ii) cause such employee's actual deferral ratio to equal the actual deferral ratio of the Highly Compensated Employee with the next highest actual deferral ratio, and will repeat this process until the Plan satisfies the Code section 401(k)(3) limits. The amount of excess contributions for each Highly Compensated Employee for the Plan Year shall equal the amount of Before-Tax Contributions (plus Qualified Nonelective Contributions which are treated as Before-Tax Contributions for purposes of the Code section 401(k)(3) limits) actually made to the Trust for the Plan Year, less the product of the (i) the Highly Compensated Employee's reduced actual deferral ratio as determined under the preceding sentence, and (ii) his or her Compensation. Any excess contributions will be distributed or recharacterized as provided below. In no event will excess contributions remain unallocated or be allocated to a suspense account for allocation in a future Plan Year.

            (f) DISTRIBUTION OF EXCESS CONTRIBUTIONS. Unless a Participant elects to have his or her excess contributions recharacterized, the Participant's excess contributions, adjusted for income, will be designated by the Participating Employer as a distribution of excess contributions and distributed to the Participant. The income allocable to excess contributions is equal to the allocable gain or loss for the Plan Year, but not the allocable gain or loss for the period between the end of the Plan Year and the date of distribution (the "gap period"). Income allocable to excess contributions for the Plan Year shall be determined by multiplying the gain or loss attributable to the Participant's Before-Tax Contributions Account and Qualified Nonelective Contributions Account balances by a fraction, the numerator of which is the excess contributions for the Participant for the Plan Year, and the denominator of which is the sum of the Participant's Before-Tax Contributions Account and Qualified Nonelective Contributions Account balances as of the beginning of the Plan Year plus the Participant's Before-Tax Contributions and Qualified Nonelective Contributions for the Plan Year. Distribution of excess contributions will be made after the close of the Plan Year to which the contributions relate, but within 12 months after the close of such Plan Year. Excess contributions shall be treated as annual additions under the Plan, even if distributed under this paragraph.

            (g) RECHARACTERIZATION. In lieu of receiving a distribution of excess contributions, a Highly Compensated Employee may elect, at such time and in such manner as the Benefits Committee may prescribe, to have all or a portion of his or her excess contributions recharacterized as After-Tax Contributions. Excess contributions may be recharacterized only to the extent that additional After-Tax
      Contributions otherwise could have been contributed by the Highly Compensated Employee for the Plan Year under the Plan, and must be recharacterized no later than 2 1/2 months after the close of the Plan Year to which the recharacterization relates. If a Highly Compensated Employee elects recharacterization, the Benefits Committee will (i) timely provide such forms to the Highly Compensated Employee and his or her Participating Employer, and take such other action, as the Internal Revenue Service shall require, and (ii) account for such recharacterized amounts as contributions by the Highly Compensated Employee for purposes of Code sections 72 and 6047. Recharacterized excess contributions shall continue to be treated as Before-Tax Contributions for all purposes under the Plan other than determination of the Code section 401(k)(3) and 401(m) limits.

            (h) SPECIAL RULES. For purposes of recharacterizing or distributing excess contributions,

                  (i) The amount of excess contributions that may be
            recharacterized or distributed with respect to a Highly Compensated Employee for a Plan Year shall be reduced by the amount of excess deferrals previously distributed to the Highly Compensated Employee for his or her taxable year ending with or within such Plan Year.

                  (ii) The determination and correction of excess contributions with respect to a Highly Compensated Employee whose actual deferral ratio is determined pursuant to the family aggregation rules will be accomplished by reducing the actual deferral ratio as required above and allocating the excess contributions for the family group among family members in proportion to the Before-Tax Contributions of each family member that is combined to determine the actual deferral ratio.

            (i) RECORDKEEPING REQUIREMENT. The Benefits Committee, on behalf of the Participating Employers, shall maintain such records as are necessary to demonstrate compliance with the Code section 401(k)(3) limits including the extent to which Qualified Nonelective Contributions are taken into account in determining the actual deferral ratios.

            (j) EFFECT ON MATCHING CONTRIBUTIONS. A Participant's Before-Tax Contributions which are returned or recharacterized as a result of the Code section 401(k)(3) limits for a Plan Year shall not be taken into account in determining the amount of Matching Contributions to be made for the Participant's benefit for the Year. To the extent Matching Contributions have already been made with respect to the Before-Tax Contributions at the time the Before-Tax Contributions are determined to be excess contributions, such Matching Contributions shall be distributed to the Participant at the same time as the Before-Tax Contributions are returned or recharacterized.

            (k) EXCISE TAX WHERE FAILURE TO CORRECT. If the excess contributions are not corrected within 2 1/2 months after the close of the Plan Year to which they relate, the Participating Employers will be liable for a 10% excise tax on the amount of excess contributions attributable to them, to the extent provided by Code section 4979. Qualified Nonelective Contributions properly taken into account under this Section for the Plan Year may enable the Plan to avoid having excess contributions, even if the contributions are made after the close of the 2 1/2-month period.

      13.5 CODE SECTION 401(m) LIMITS.
           --------------------------
            (a) IN GENERAL. After-Tax Contributions and, effective October 1, 1994, Matching Contributions made under the Plan are subject to the limits of Code section 401(m), as more fully described below. The Plan provisions relating to the 401(m) limits are to be interpreted and applied in accordance with Code sections 401(m) and 401(a)(4), which are hereby incorporated by reference, and in such manner as to satisfy such other requirements relating to Code section 401(m) as may be prescribed by the Secretary of the Treasury from time to time.

            (b) ACTUAL CONTRIBUTION RATIOS. For each Plan Year, the Benefits Committee will determine the "actual contribution ratio" for each Participant who is eligible for After-Tax Contributions or Matching Contributions. The actual contribution ratio shall be the ratio, calculated to the nearest one-hundredth of one percent, of the sum of the After-Tax Contributions, Matching Contributions and Qualified Nonelective Contributions which are not treated as Before-Tax Contributions made by and on behalf of the Participant for the Plan Year, to the Participant's Compensation for the Plan Year. For purposes of determining a Participant's actual contribution ratio,

                  (i) an After-Tax Contribution shall be taken into account for the Plan Year in which such Contribution is made to the Trust. A payment by the Participant to an agent of the Trustee (including a Participating Employer) shall be treated as a contribution to the Trust at the time of payment to the agent if the funds are transmitted to the Trust within the time allotted by the Plan. A Matching Contribution will be taken into account only if such Contribution is allocated to a Participant's Account as of a date within the Plan Year, is actually paid to the Trust no later than 12 months after the close of the Plan Year, and is made on behalf of a Participant on account of the Participant's Before-Tax Contributions for the Plan Year;

                  (ii) for purposes of determining the actual contribution ratio of a Participant who is a 5% owner or one of the 10 most highly paid Highly Compensated Employees, the After-Tax Contributions, Matching Contributions, Qualified Nonelective Contributions treated as Matching Contributions, and Compensation of such Participant shall include the After-Tax Contributions, Matching Contributions, Qualified Nonelective Contributions treated as Matching Contributions, and Compensation for the Plan Year of the Participant's family members (as defined in Code section 414(q)(6)), and such family members shall be disregarded as separate employees for purposes of determining the actual contribution ratio of both Highly Compensated Employees and non-Highly Compensated Employees;

                  (iii) in the case of a Participant who is a Highly Compensated
            Employee for the Plan Year and is eligible to have matching contributions or employee contributions (including amounts treated as matching contributions) allocated to his or her accounts under two or more plans maintained by an Affiliated Employer which may be aggregated for purposes of Code sections 410(b) and 401(a)(4), the Participant's actual contribution ratio shall be determined as if such contributions are made under a single plan, and if two or more of the plans have different Plan Years, all plans ending with or within the same calendar year shall be treated as a single plan;

                  (iv) the applicable period for determining Compensation for each Participant for a Plan Year shall be the 12-month period ending on the last day of such Plan Year; provided, that to the extent permitted under applicable regulations, the Benefits Committee may choose, on a uniform basis, to treat as the applicable period only that portion of the Plan Year during which the individual was a Participant.

                  (v) Before-Tax Contributions not applied to satisfy the Code section 401(k)(3) limits and Qualified Nonelective Contributions not treated as Before-Tax

            Contributions may be treated as Matching Contributions to the extent permitted by Treasury Regulation section 1.401(m)-1(b)(5);

                  (vi) in the event that the Plan satisfies the requirements of
            Code sections 401(k), 410(a)(4), or 410(b) only if aggregated with one or more other plans with the same plan year, or if one or more other plans with the same Plan Year satisfy such Code sections only if aggregated with this Plan, then this section shall be applied by determining the actual deferral ratios as if all such plans were a single plan;

                  (vii) Before-Tax Contributions which are recharacterized as
            After-Tax Contributions shall be taken into account as After-Tax Contributions for the Plan Year that includes the time at which the excess contributions are includible in the gross income of the Participant.

            (c) ACTUAL CONTRIBUTION PERCENTAGES. The actual contribution ratios for all Highly Compensated Employees who are eligible to make After-Tax Contributions or for Matching Contributions for a Plan Year shall be averaged to determine the actual contribution percentage for the highly compensated group for the Plan Year, and the actual contribution ratios for all Employees who are not Highly Compensated Employees but are eligible to make After-Tax Contributions or for Matching Contributions for the Plan Year shall be averaged to determine the actual contribution percentage for the nonhighly compensated group for the Plan Year. The actual contribution percentages for any Plan Year must satisfy at least one of the following tests:

                  (i) The actual contribution percentage for the highly
            compensated group does not exceed 125% of the actual contribution percentage for the nonhighly compensated group; or

                (ii) The excess of the actual contribution percentage for the highly compensated group over the actual contribution percentage for the nonhighly compensated group does not exceed two percentage points, and the actual contribution percentage for the highly compensated group does not exceed twice the actual contribution percentage of the nonhighly compensated group.

            (d) MULTIPLE USE TEST. In the event that (i) the actual deferral percentage and actual contribution percentage for the highly compensated group each exceed 125% of the respective actual deferral and actual contribution percentages for the nonhighly compensated group, and (ii) the sum of the actual deferral percentage and the actual contribution percentage for the highly compensated group exceeds the "aggregate limit" within the meaning of Regulation section 1.401(m)-2(b)(3), the Benefits Committee shall reduce the actual contribution ratios of Highly Compensated Employees who had both an actual deferral ratio and an actual contribution ratio for the Plan Year to the extent required by such section and in the same manner as described in paragraph (f) below.

            (e) ADJUSTMENTS BY BENEFITS COMMITTEE. If, prior to the time all After-Tax Contributions for a Plan Year have been contributed to the Trust, the Benefits Committee determines that such Contributions are being made at a rate which will cause the Code section 401(m) limits to be exceeded for the Plan Year, the Benefits Committee may, in its sole discretion, limit the amount of such Contributions to be made with respect to one or more Highly Compensated Employees for the balance of the Plan Year by limiting the amount of such Contributions to the extent the Benefits Committee deems appropriate.

            (f) EXCESS AGGREGATE CONTRIBUTIONS. If the Code section 401(m) limits have not been satisfied for a Plan Year after all contributions for the Plan Year have been made, the excess of the aggregate amount of the After-Tax and Matching Contributions (and any Qualified Nonelective Contribution or Before-Tax Contribution taken into account in computing the actual contribution percentages) actually made on behalf of Highly Compensated Employees for the Plan Year over the maximum amount of such contributions permitted under Code section 401(m)(2)(A) shall be considered to be "excess aggregate contributions". The Benefits Committee shall determine the amount of excess aggregate contributions made with respect to each Participant who is a Highly Compensated Employee. To do so, the Benefits Committee will reduce the actual contribution ratio of the Highly Compensated Employee with the highest actual contribution ratio to the extent necessary to (i) enable the Plan to satisfy the section 401(m) limits or (ii) cause such employee's actual contribution ratio to equal the actual contribution ratio of the Highly Compensated Employee with the next highest actual contribution ratio, and will repeat this process until the Plan satisfies the Code section 401(m) limits. The amount of excess aggregate contributions for each Highly Compensated Employee for the Plan Year shall equal the amount of After-Tax Contributions and Matching Contributions (plus Before-Tax Contributions and Qualified Nonelective Contributions treated as Matching Contributions for purposes of the Code section 401(m) limits) actually made to the Trust for the Plan Year, less the product of the

      (i) the Highly Compensated Employee's reduced actual contribution ratio as determined under the preceding sentence, and (ii) his or her Compensation. Any excess aggregate contributions will be distributed as provided below to the Highly Compensated Employee to which they are attributable. In no event will excess aggregate contributions remain unallocated or be allocated to a suspense account for allocation in a future Plan Year.

            (g) DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS. A Participant's excess aggregate contributions, adjusted for income, will be designated by the Participating Employer as a distribution of excess aggregate contributions and distributed to the Participant. The income allocable to excess aggregate contributions is equal to the allocable gain or loss for the taxable year of the individual, but not the allocable gain or loss for the period between the end of the taxable year and the date of distribution (the "gap period"). Income allocable to excess aggregate contributions for the taxable year shall be determined by multiplying the gain or loss attributable to the Participant's Matching Contributions Account and After-Tax Contributions Account balances by a fraction, the numerator of which is the excess aggregate contributions for the Participant for the Plan Year, and the denominator of which is the sum of the Participant's Matching Contributions Account and After-Tax Contributions Account balances as of the beginning of the Plan Year plus the Participant's After- Tax Contributions and Matching Contributions for the Plan Year. Distribution of excess aggregate contributions will be made after the close of the Plan Year to which the contributions relate, but within 12 months after the close of such Plan Year. Excess aggregate contributions shall be treated as employer contributions for purposes of Code sections 401(a)(4), 404, and 415 even if distributed from the Plan.

            (h) SPECIAL RULES. For purposes of distributing excess aggregate contributions

                  (i) the determination and distribution of excess aggregate contributions with respect to a Highly Compensated Employee whose actual contribution ratio is determined pursuant to the family aggregation rules will be accomplished by reducing the actual contribution ratio as required above and allocating the excess aggregate contributions for the family group among family members in proportion to the After-Tax Contributions and Matching Contributions of each family member that are combined to determine the actual contribution ratio; and

                (ii) distribution of excess aggregate contributions (in each case adjusted for income or loss) shall be accomplished in the following order:

                        (1)  After-Tax Contributions; and

                        (2)  Matching Contributions.

            (i) RECORDKEEPING REQUIREMENT. The Benefits Committee on behalf of the Participating Employers, shall maintain such records as are necessary to demonstrate compliance with the Code section 401(m) limits, including the extent to which Before-Tax Contributions and Qualified Nonelective Contributions are taken into account in determining the actual contribution ratios.

            (j) EXCISE TAX WHERE FAILURE TO CORRECT. If the excess aggregate contributions are not corrected within 2 1/2 months after the close of the Plan Year to which they relate, the Participating Employers will be liable for a 10% excise tax on the amount of excess aggregate contributions attributable to them, to the extent provided by Code section 4979.

      13.6 CODE SECTIONS 401(a)(26)/410(b) LIMITS.
           --------------------------------------
            (a) Notwithstanding anything to the contrary, effective October 1, 1989, if the number of Participants who are eligible to share in any contribution for a Plan Year is such that the Plan would fail to meet the requirements of Code sections 410(a)(26), 410(b)(1), or 410(b)(2)(A)(i), because the Company Contributions, if any, would not be allocated to a sufficient number of Participants, then the group of Participants eligible to share in the contribution for the Plan Year will be increased to include such minimum number of Participants who are not in the service of the Participating Employers on the anniversary date, as may be necessary to satisfy the applicable tests under the above Code sections. The Participants who will become eligible to share in the contribution will be those Participants who, when compared to Participants who are similarly situated, completed the greatest number of hours of service in the Plan Year before the termination of their service.

            (b) The preceding paragraph will not be construed to permit the reduction of any Participant's Accounts, and any amounts which were allocated to Participants whose eligibility to share in such Contribution did not result from the application of the preceding paragraph will not be reallocated to satisfy such requirements. Instead, the Participating Employers will make an additional contribution equal to the amount which the affected Participants would have received had they been included initially in the allocation of the Company Contributions, if any, even if it would cause such Contributions for the Plan Year to exceed the amount which is deductible for such Plan Year under Code section 404. Any adjustments pursuant to this paragraph will be considered to be a retroactive amendment of the Plan which was adopted by the last day of the applicable Plan Year.

                                   ARTICLE 14
                              TOP-HEAVY PROVISIONS
                              --------------------


      14.1 WHEN APPLICABLE. The provisions of this Article 14 shall apply for any top-heavy Plan Year, notwithstanding any provision of the Plan to the contrary. This Article 14 is intended to comply with the requirements of Section 416 of the Code and shall be construed in accordance therewith.

      14.2 DEFINITIONS.
           -----------
            (a) "Determination Date" shall mean, with respect to each plan contemplated by this Article 14, a date determined in accordance with the terms of such plan on which account balances are valued or plan costs are computed for minimum funding purposes.

            (b) "Determination Period" shall mean the Plan Year containing the Determination Date and the four preceding Plan Years.

            (c) "Key Employee" shall mean a key Employee (including a former Employee and a beneficiary of such Employee) described in section 416(i) of the Code and the regulations thereunder during the Determination Period, and a "Non-Key Employee" shall mean any Employee who is not a Key Employee.

            (d) "Permissive Aggregation Group" shall mean the Required Aggregation Group and any other plan or plans of the Company which, when considered together with the Required Aggregation Group, satisfy the requirements of Code sections 401(a)(4) and 410.

            (e) "Required Aggregation Group" shall mean: (i) each qualified plan of the Affiliated Employers in which at least one Key Employee participates or participated at any time during the Determination Period (regardless of whether the Plan has terminated); and (ii) any other qualified plan of the Affiliated Employers which enables a plan described in (i) to meet the requirements of Code sections 401(a)(4) and 410.

            (f) "Top-Heavy" or "Top-Heavy Plan" shall mean, for any Plan Year, any of the following events:

                  (i) The Plan is not part of a Required Aggregation Group or
            Permissive Aggregation Group, and the Top-Heavy Ratio for the Plan exceeds sixty percent (60%);

                  (ii) The Plan is a part of a Required Aggregation Group but not part of a Permissive Aggregation Group, and the Top-Heavy Ratio for the Required Aggregation Group exceeds sixty percent (60%); or

                  (iii) If the Plan is a part of both a Required Aggregation
            Group and a Permissive Aggregation Group, and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds sixty percent (60%).

            (g) "Top-Heavy Ratio" shall mean:

                  (i) If the Affiliated Employers maintain one or more defined contribution plans (including any simplified employee pension plan) and the Affiliated Employers have not maintained any defined benefit plan which during the Determination Period has or has had accrued benefits, the Top-Heavy Ratio for the Plan alone or for the Required or Permissive Aggregation Groups as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date (including any part of any account balance distributed during the Determination Period), and the denominator of which is the sum of all account balances (including any part of any account balance distributed during the Determination Period), both computed in accordance with Code section 416 and the regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio are adjusted to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Code section 416 and the regulations thereunder.

                  (ii) If the Affiliated Employers maintain one or more defined contribution plans (including any simplified employee pension plan) and the Affiliated Employers maintain or have maintained one or more defined benefit plans which during the Determination Period has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with Section 14.2(f)(i), and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date, and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all participants, determined in accordance with Section 12.2(f)(i), and the present value of accrued benefits under the defined benefit plan or plans for all participants as of the Determination Date, all determined in accordance with Code section 416 and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are adjusted for any distribution of an accrued benefit made during the Determination Period.

                  (iii) For purposes of Sections 14.2(f)(i) and (ii), the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code section 416 and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a participant who is a Non-Key Employee but who was a Key Employee in a prior year, or who has not been credited with at least one hour of service (as defined in Department of Labor Regulation section 2530.200b-2) with any Participating Employer maintaining the Plan at any time during the Determination Period, will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code section 416 and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

      14.3 MINIMUM ALLOCATION.
           ------------------
            (a) Except as otherwise provided in Sections 14.3(c) and (d) below, the Company Contributions allocated on behalf of any Participant who is not a Key Employee for a Plan Year shall not be less than the lesser of three percent (3%) of such Participant's Compensation, whether or not such Participant has elected to have Before-Tax Contributions made on his or her behalf, subject to the following special rule. If the highest percentage obtaining by dividing the sum of Company Contributions (including forfeitures applied to reduce any such Company Contributions), Matching Contributions, Before-Tax Contributions and Qualified Nonelective Contributions made for the benefit of each Key Employee by such Key Employee's Compensation is less than three percent (3%), such percentage shall be substituted for "three percent" in the preceding sentence. This special rule shall not apply in the case where the Plan is required to be included in a Permissive or Required Aggregation Group and enables a defined benefit plan to satisfy Code sections 401(a)(4) or 410. This minimum allocation shall be made for Participants who would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year, because of: (i) a failure to complete 1,000 hours of service, or (ii) Compensation less than a stated amount.

            (b) The minimum allocation described in Section 14.3(a) above shall not be made for any Participant who was not employed by a Participating Employer on the last day of the Plan Year.

            (c) If a Participant is covered under a qualified defined benefit plan or plans of the Affiliated Employers, the minimum allocation or benefit requirement applicable to Top-Heavy plans will be met by such other plan or plans in lieu of the minimum allocation described in paragraph (a), above.

            (d) The minimum allocation required (to the extent required to be nonforfeitable under Code section 416(b)) may not be forfeited under Code section 411(a)(3)(B) or Code section 411(a)(3)(D).

      14.4 MINIMUM VESTING SCHEDULE.
           ------------------------
            (a) For any Plan Year in which the Plan is Top-Heavy, the minimum vesting schedule described in Section 14.4(b) below will automatically apply to the Plan. The minimum vesting schedule applies to all benefits within the meaning of Code section 411(a)(7) except those attributable to After-Tax Contributions, including benefits accrued before the effective date of Code section 416 and benefits accrued before the Plan became Top-Heavy. No reduction in vested benefits may occur in the event the Plan's status as Top-Heavy changes for any Plan Year. However, this
      Section 14.4 does not apply to the account balance of any Participant who does not have an hour of service (as defined in Department of Labor Regulation section 2530.200b-2) after the Plan has initially become Top-Heavy and such Participant's account balances attributable to Participating Employer contributions will be determined without regard to this Section 14.4.

            (b) The nonforfeitable interest of each Participant in his or her Company Contributions Account and, effective October 1, 1994, Matching Contributions Account, shall be determined on the basis of the following schedule: zero percent (O%) vesting with less than three years of service with the Employer, and one hundred percent (100%) vesting with three or more years of service with the Employer.

            (c) If the vesting schedule under the Plan shifts in or out of the above schedule for any Plan Year because of a change in the Plan's Top-Heavy status, such shift is an amendment to the vesting schedule and the election describe in Section 7.5 applies.

      14.5 OTHER LIMITS. In applying the limitations of Section 13.2 for any Plan Year in which the Plan is Top-Heavy, Code section 415(e)(2)B(B) and (3)(B) shall be applied by substituting "1.0" for "1.25" wherever "1.25" appears therein unless (a) the Plan and each plan in the Required Aggregation Group satisfies the minimum benefit requirements of section 416(h)(2)(A) of the Code and (b) the Plan would not be Top-Heavy for such Plan Year if the phrase "ninety percent (90%)" were substituted for "sixty percent (60%)" each place the latter phrase appears in subsection 15.2(d). Notwithstanding the foregoing, if the application of the additional limitation of this Section 14.5 would result in a reduction in the accrued benefit of any Participant under the Plan, such additional limitation shall not become operative so long as: (a) no additional Participating Employer contributions, forfeitures or voluntary non-deductible contributions are allocated to such Participant's accounts under any defined contribution plan maintained by the Affiliated Employers, including the Plan; and (b) no additional benefits accrue to such Participant under any defined benefit plan maintained by the Affiliated Employers. Accordingly, in any Plan Year that the Plan is Top-Heavy, no additional benefits shall accrue under the Plan on behalf of any Participant whose overall benefits under the Plan otherwise would be reduced in accordance with the limitation imposed by this
Section 14.5.

                                   ARTICLE 15
                                  MISCELLANEOUS
                                  -------------


      15.1 PROHIBITION AGAINST ALIENATION. No benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any action by way of anticipating, alienating, selling, transferring, pledging, encumbering, or charging the same shall be void and of no effect; nor shall any such benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the person entitled to such benefit, except as specifically provided in the Plan.

      Notwithstanding any provision of the Plan to the contrary, if the Benefits Committee receives any "qualified domestic relations order" that requires the payment of benefits hereunder, such benefits shall be paid, in accordance with the applicable requirements of such order. For purposes of this Section 15.1, a qualified domestic relations order means any judgment, decree or order (including approval of a property settlement agreement) which constitutes a "qualified domestic relations order" within the meaning of Code section 414(p). A judgment, decree or order shall not be considered not to be a qualified domestic relations order merely because it requires a distribution to an alternate payee before the Participant is otherwise entitled to a distribution under the Plan. In addition, the vested portion of an Account may be pledged as security for a loan from the Plan in accordance with the Plan's loan procedures.

      15.2 BANKRUPTCY OF PARTICIPANT. If any Participant, or Beneficiary under the Plan shall become bankrupt or attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge any benefit, except as specifically provided in the Plan, then payment of such benefit shall, in the discretion of the Benefits Committee, cease and terminate, and the Benefits Committee shall hold or apply the benefit to or for such Participant or Beneficiary, his or her spouse, children, or other dependents, or any of them, in such manner and in such proportion as the Benefits Committee shall in its sole discretion determine.

      15.3 NO RIGHT TO EMPLOYMENT. The establishment of the Plan shall not be construed as conferring any rights of employment or to a continuation of employment upon an Employee or any person, nor shall it be construed as limiting in any way the right of the Affiliated Employers to discharge any Employee or to treat him or her without regard to the effect which such treatment might have upon the Employee as a Participant under the Plan.

      15.4 APPOINTMENT OF CUSTODIAN. If any person entitled to receive any benefits hereunder is, in the judgment of the Benefits Committee, legally, physically or mentally incapable of personally receiving and issuing receipt for any distribution, the Benefits Committee may instruct the Trustee to make distribution to such other person, persons or institutions as, in the judgment of the Benefits Committee, are then maintaining or have custody of such distributee.

      15.5 DETERMINATION OF PAYEE. The determination of the Benefits Committee as to the identity of the proper payee of any benefit payment from the Trust Fund and the amount properly payable shall be conclusive, and payments in accordance with such determination shall constitute a complete discharge of all persons taking instructions from the Benefits Committee of and from all obligations on account thereof.

      15.6 GOVERNING LAW. The Plan and Trust will be construed, administered and enforced according to the laws of the Commonwealth of Massachusetts to the extent such laws are not preempted by ERISA.


      IN WITNESS WHEREOF, Cabot Corporation has executed this instrument by its duly authorized officer this 18th day of October, 1994.



                                    CABOT CORPORATION



                                    By /s/ Karen M. Morrissey
                                       ------------------------------------
                                       Vice President CDG

                                   APPENDIX A

                             Participating Employers
                             -----------------------
                              As Of October 1, 1992
                              ---------------------


Cabot Corporation

TUCO INC.

Distrigas of Massachusetts Corporation

                                   APPENDIX B

                              Table of Fiduciaries
                              --------------------


1.    Benefits Committee

2.    State Street Bank and Trust Company, trustee of the Savings Plans Master
      Trust

3.    Investment Committee

                                   APPENDIX C
                                Investment Funds
                                ----------------
                                As of May 1, 1994
                                -----------------

      Fund A:     The Cabot Stock Fund (including the COGC Stock Fund).

      Fund B: Vanguard Money Market Reserves - Federal Portfolio, administered by The Vanguard Group;

      Fund C: Vanguard Fixed Income Securities Fund - Short - Term Federal Portfolio, administered by The Vanguard Group;

      Fund D:     Wellington Fund, managed by Wellington Management Company;

      Fund E: Vanguard Index Trust - 500 Portfolio, administered by The Vanguard Group; and

      Fund F:     Windsor II, managed in part by The Vanguard Group.

      Fund G:     The Vanguard Explorer Fund.